Exhibit 10.6

Execution Version

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made as of March , 2014 by and between INTREXON CORPORATION, a Virginia corporation (“Sublandlord”) and NATERA, INC., a Delaware corporation (“Subtenant”).

WHEREAS, Sublandlord is the tenant under that certain Lease by and between BMR-201 Industrial Road L.P., a Delaware limited partnership (“Prime Landlord”), and Sublandlord, as tenant, dated August 5, 2011 (such Prime Lease, as amended on September 23, 2011 (“First Amendment”), and as it may be further amended from time to time, the “Prime Lease”), for certain space (the “Premises”) located at 201 Industrial Road, San Carlos, CA. (the “Building”). A true and correct redacted copy of the Prime Lease is attached hereto as Exhibit A.

WHEREAS, Sublandlord wishes to sublease to Subtenant and Subtenant wishes to sublease from Sublandlord that portion of the fourth (4th) floor of the Building estimated to be approximately 8,386 square feet (“Suite 420”) and 18,853 square feet (“Suite 450” and, together with Suite 420, the “Premises”), for an aggregate amount of sublease in the Building of approximately 27,239 square feet.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, upon and subject to the terms and conditions of this Sublease, the parties hereby agree as follows, subject to obtaining Prime Landlord’s Consent as defined below:

1.                                      The Subleased Premises

(a)                                 The foregoing recitals are incorporated in and are a part of this Sublease. Sublandlord hereby (i) subleases to Subtenant and Subtenant hereby subleases from Sublandlord, Suite 420, which is more particularly described on Exhibit B (“Suite 420 Sublease Premises”), and, (ii) upon the Suite 450 Sublease Commencement Date, subleases to Subtenant and Subtenant hereby subleases from Sublandlord, Suite 450, which is more particularly described on Exhibit B (the “Suite 450 Sublease Premises” and, together with the Suite 420 Sublease Premises, the “Subleased Premises”).

(b)                                 The term of the Sublease with respect to Suite 420 Sublease Premises (the “Suite 420 Term”) shall commence on the receipt of Prime Landlord’s Consent (the “Suite 420 Commencement Date”), and shall expire on January 31, 2017 (the “Expiration Date”), unless the Suite 420 Term shall sooner terminate pursuant to the terms of this Sublease. At Sublandlord’s request, promptly after the Suite 420 Commencement Date is ascertained, Sublandlord and Subtenant shall execute a written declaration (the “Suite 420 Declaration”) setting forth the Suite 420 Commencement Date and the date upon which the term of this Sublease will expire. Any failure of the parties to execute such Suite 420 Declaration shall not affect the validity of the Suite 420 Commencement Date as determined in accordance with this Section.

(c)                                  The term of the Sublease with respect to the Suite 450 Sublease Premises (the “Suite 450 Term” and, together with the Suite 420 Term, the “Term”) shall commence on the later of (i) the receipt of Prime Landlord’s Consent, (ii) September 1, 2014 or (iii) upon Sublandlord’s move out of Suite 450 (the “Suite 450 Commencement Date” and, together with the Suite 420 Commencement Date, the “Commencement Date”), and shall expire on the Expiration Date, unless the Suite 450 Term shall sooner terminate pursuant to the terms of this Sublease. If, at any time, Sublandlord believes, for any reason, that it is reasonably likely that its move out of Suite 450 will not have occurred prior to November 1, 2014, Sublandlord shall promptly notify Subtenant in writing of such anticipated delay and shall grant Subtenant one of the following additional rights: (i) Subtenant shall have the right to immediately terminate the sublease of Suite 450 under this Sublease upon written notice to Sublandlord delivered anytime within thirty (30) days of Subtenant’s receipt of such notice from Sublandlord, in which case the Premises shall consist solely of Suite 420 or (ii) prior to any termination of the Sublease of Suite 450 by Subtenant, Subtenant shall have the right to receive a credit from Sublandlord against Base Rent (which shall accrue and shall be applied against any Base Rent payable under this Sublease at such time that Base Rent becomes due) in an amount calculated as follows:

For each day after November 1, 2014 through November 30, 2014	$1,889.00
For each day after November 30, 2014 through December 31, 2014	$2,833.50
For each day after December 31, 2014	$3,778.00

Without limiting the foregoing, in the event the Suite 450 Commencement Date has not been reached as of January 31, 2015, Subtenant shall have the right, but not the obligation, to terminate the Sublease upon written notice to Sublandlord delivered by February 15, 2015. If Subtenant elects to terminate the Sublease pursuant to the immediately preceding sentence, Sublandlord shall pay to Subtenant in cash the amount of the credit accrued against the Base Rent through January 31, 2015 in the table above to the extent not already applied by Sublandlord against the Base Rent. At Sublandlord’s request, promptly after the Suite 450 Commencement Date is ascertained, Sublandlord and Subtenant shall execute a written declaration (the “Suite 450 Declaration”) setting forth the Suite 450 Commencement Date and the date upon which the term of this Sublease will expire. Any failure of the parties to execute such Suite 450 Declaration shall not affect the validity of the Suite 450 Commencement Date as determined in accordance with this Section. SUBTENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

(d)                                 Sublandlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Subleased Premises. Subtenant acknowledges that it has inspected the Subleased Premises and accepts possession thereof strictly in “AS-IS” condition as of the date of its occupancy. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUBLANDLORD EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS OR COVENANTS, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE SUBLEASED PREMISES OR ANY OF ITS CONTENTS, OR THEIR SUITABILITY FOR SUBTENANT’S USE. Notwithstanding any provision herein to the contrary, the Suite 420 Sublease Premises and Suite 450 Sublease Premises shall be delivered by

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Sublandlord to Subtenant on the Suite 420 Commencement Date and Suite 450 Commencement Date, respectively, vacant and in broom-clean condition with all personal property, furniture, fixtures and equipment removed therefrom (other than the Sublease Furniture (as defined in Section 19(n) below)), and where applicable, decommissioned and decontaminated. Sublandlord represents and warrants to Subtenant that, to Sublandlord’s knowledge, effective as of the Suite 420 Commencement Date and Suite 450 Commencement Date, respectively, the heating, ventilating and air conditioning systems and the cabling and electrical systems serving the Subleased Premises are in good, working order and repair.

2.                                      Prime Lease

(a)                                 It is understood that Sublandlord is a sublandlord and that Sublandlord grants this Sublease under and by virtue of its rights under the Prime Lease and that this Sublease is subordinate and subject to the Prime Lease. Except as set forth below, the provisions of the Prime Lease are incorporated herein by reference, and made a part hereof, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “Sublandlord” and each reference to “Tenant” shall be deemed a reference to “Subtenant”, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (including, without limitation, repairs of any damage caused by Prime Landlord), restoration, insurance, indemnities, reimbursements, title, representations, warranties, covenants or the performance of any other obligation of the “Landlord” under the Prime Lease, whether or not incorporated herein, (A) reference to “Landlord” shall be deemed a reference solely to Landlord, and (B) the sole obligation of Sublandlord shall be to request the same in writing from Prime Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (not including the payment of money or the incurring of any liabilities) to obtain Prime Landlord’s performance (provided, however, that Sublandlord shall not be required to institute any legal proceedings against Prime Landlord unless Subtenant pays all costs, and indemnifies, defends and holds Sublandlord harmless against all losses, costs (including reasonable attorney’s fees), claims, liabilities and damages, in connection therewith); (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Prime Lease grants to the “Tenant” a specified number of days to perform its obligations under the Prime Lease (including, without limitation, curing any defaults), Subtenant shall have three (3) fewer calendar days (or such lesser time as may be provided in this Sublease) to perform the obligation, but in no case shall Subtenant have less than three (3) business days to perform the obligation; (vi) with respect to any approval or consent required to be obtained from the “Landlord” under the Prime Lease, such approval or consent must be obtained from both Prime Landlord and Sublandlord, and Sublandlord’s withholding of approval or consent shall in all events be deemed reasonable if for any reason Prime Landlord’s approval or consent is not obtained, and if Prime Landlord’s approval may not be unreasonably withheld, conditioned and/or delayed under the Prime Lease, then Sublandlord’s consent shall likewise not be unreasonably withheld, conditioned and/or delayed, as the case may be; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be

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deemed to be for the benefit of both Prime Landlord and Sublandlord; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Prime Landlord and Sublandlord; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Prime Landlord and Sublandlord; (x) all payments shall be made to Sublandlord, except as otherwise expressly required by the Prime Lease or Prime Landlord’s Consent; (xi) Subtenant shall pay all consent and review fees described in the Prime Lease; (xii) Subtenant shall not have the right to terminate this Sublease as to any or all of the Subleased Premises due to casualty or condemnation unless Sublandlord has such right (and opts to exercise such right) under the Prime Lease; and (xiii) the following provisions of the Prime Lease are not incorporated herein:  Section 2.1; Section 2.2; Section 2.3; Section 2.4; Section 2.5; Section 2.6; Section 2.8; Section 2.10; Section 3; Section 4; Section 7.1; Section 8; Section 11; Section 12.1; Section 33; Section 41; Section 42; Exhibit A; Exhibit B; Exhibit D; and Exhibit F; and with respect to the First Amendment: Section 3; Section 5; Section 6; Section 8; Section 9; Section 10; Section 11; Section 12; Section 13; Section 15; and any other provisions that are contrary to the terms of this Sublease.  For purposes of this Sublease, all references to “Prime Lease” hereunder shall refer to the Prime Lease, excluding those Sections set forth in Section 2(a)(xiii).  As between Sublandlord and Subtenant, the provisions of Section 35.1 shall not apply, but shall apply as between Sublandlord and Prime Landlord, and Subtenant and Prime Landlord.

Subtenant expressly assumes and agrees to comply with all provisions of the Prime Lease and perform all of the obligations on the part of the “Tenant” to be performed under the Prime Lease (except where such obligation arises by reason of a (i) breach of Sublandlord under this Sublease, or (ii) breach of Sublandlord under the Prime Lease (other than a breach of the Prime Lease caused by Subtenant’s breach of its obligations under this Sublease)).  In the event that the Prime Lease is terminated for any reason whatsoever, then subject to the provisions of, and Prime Landlord’s rights under the Prime Lease, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant.  Subject to Subtenant’s performance of its obligations under this Sublease, Sublandlord shall not default in its monetary obligations under the Prime Lease (beyond any applicable notice and cure period).

(b)                                 During the term of this Sublease, Sublandlord shall promptly deliver to Subtenant copies of any and all notices of default delivered to or received from Prime Landlord.

(c)                                  Sublandlord hereby warrants and represents to Subtenant that (i) the Prime Lease is in full force and effect and Sublandlord has not received any notice of default thereunder from Prime Landlord which remains uncured as of the date hereof, and (ii) to Sublandlord’s knowledge, neither Sublandlord or Prime Landlord is in default under the Prime Lease (beyond any applicable notice and cure period), and there are no circumstances which with the giving of notice or passage of time would give rise to a default under the Prime Lease.

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3.                              Rent

(a)                                 The base rent for the Suite 420 Sublease Premises (the “Suite 420 Base Rent”) and the Suite 450 Sublease Premises (the “Suite 450 Base Rent”) due hereunder from Subtenant to Sublandlord in the manner provided below shall be as follows:

Suite 420 Base Rent / 8,386 SF of Office Space

Months	NNN Service Rent/RSF/Month
1-3	Rent Abated
5-12	$1.25

Suite 450 Base Rent / 18,853 SF of Lab Space

Months	NNN Service Rent/RSF/Month
1-12	$2.45

The Suite 420 Base Rent and the Suite 450 Base Rent shall each escalate by three percent (3%) annually (on the anniversary of each applicable Commencement Date after the first year) through the end of the Term and including January 31, 2017. Each such monthly installment shall be paid in advance on or before the first of every month throughout the Term; provided, however, that Subtenant shall pay the first full monthly installment of Suite 420 Base Rent simultaneously with its execution of this Sublease.

For purposes of interpreting this Sublease and the Prime Lease, the term “Base Rent” shall mean: (a) prior to the Suite 450 Commencement Date, the Suite 420 Base Rent; and (b) from and after the Suite 450 Commencement Date, the Suite 420 Base Rent together with the Suite 450 Base Rent.

(b)                                 All amounts, other than Base Rent, payable by Subtenant hereunder are defined as “Additional Rent.” Base Rent and Additional Rent are defined herein collectively as “Rent.” It is agreed that Subtenant shall be required to pay its Share of Operating Expenses (as required of Sublandlord under the Prime Lease), as well as any and all other amounts which become due and payable by Sublandlord to Prime Landlord as additional rent thereunder or otherwise and which would not have been due and payable but for the acts, requests for services and/or failure to act of Subtenant, its agents, officers, contractors, invitees employees or visitors, including without limitation (i) increases in insurance premiums, (ii) fees for review of plans and specifications and (iii) charges for special or after hours services. All Base Rent shall be paid without notice, demand, set off, deduction, or counterclaim of any kind and all Additional Rent shall be paid without demand, set off, or deduction. The obligation of Subtenant to pay Rent, and the obligations of Sublandlord, are independent obligations. The monthly Base Rent for any partial month shall be pro-rated based on a thirty (30) day month. Subtenant shall be responsible for all telecommunications, including phone and internet services, through direct contract with commercial providers of such services.

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(c)                                  If Subtenant fails to pay Base Rent or Additional Rent hereunder on or before the fifth (5th) day after such payment is due, Subtenant shall pay to Sublandlord a late charge of five percent (5%) of the amount of such overdue Base Rent or Additional Rent. In addition, any such late payment shall bear interest from the fifth (5th) day after such payment is due to the date of payment thereof by Subtenant at the rate (the “Default Rate”) of the lesser of 12% per annum or the maximum interest rate allowed by law. Notwithstanding the foregoing, with respect to the first occurrence during any 12 month period that Subtenant fails to make payment on or before the fifth (5th) day after such payment is due, Sublandlord shall provide Subtenant with written notice of such non-payment and a three-day opportunity to cure before a late charge or interest is charged to Subtenant. Subtenant’s obligations to pay such amounts shall survive the expiration or termination of this Sublease. Sublandlord’s acceptance of any interest or late charge shall not waive Subtenant’s default in failing to pay the delinquent amount.

(d)                                 Rent shall be paid to Sublandlord in lawful money of the United States of America by good check to the following address:

Intrexon Corporation

Attn: Finance Department

1872 Pratt Drive

Blacksburg, VA 24060

Sublandlord’s acceptance of late Rent shall not excuse such delay nor any future delays in payment nor constitute a waiver of rights. The provisions of this Section 3(c) shall survive the expiration or termination of this Sublease.

4.                                      Nature of Occupancy; Hazardous Materials.

Subtenant shall use and occupy the Subleased Premises solely as general office, research, development, laboratory, and other related legal uses subject to Sublandlord’s approval which shall not be unreasonably withheld (and not for any other purposes) and at all times in compliance with the terms of the Prime Lease and its Rules and Regulations. For the avoidance of doubt, Subtenant shall comply with the provisions of Section 21 of the Prime Lease regarding use or storage of Hazardous Materials as defined therein. Subtenant shall, at its sole cost and expense, comply with all laws, regulations and ordinances applicable to the Subtenant’s particular use and occupancy of the Subleased Premises.

Sublandlord shall not be liable for any damage, injury, claim or loss, directly or indirectly resulting from, nor shall the Rent be abated or a constructive or other eviction be deemed to have occurred by reason of (a) any installation, use or interruption of use of any equipment in connection with furnishing or supplying any services, or (b) any failure or delay in furnishing any services. Any property placed by Subtenant in or about the Subleased Premises shall be at the sole risk of Subtenant. Notwithstanding the foregoing, if Sublandlord actually receives abatement of Rent in accordance with Section 16.2 of the Prime Lease, then Subtenant shall likewise be entitled to a proportional abatement of Rent.

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5.                                      Default, Remedies and Indemnification of Sublandlord

(a)                                 If (i) Subtenant defaults in the performance of any of the covenants, conditions or agreements contained in this Sublease or the Prime Lease and fails to cure the same after five (5) days after the date such payment is due for monetary defaults (provided, that with respect to the first occurrence during any 12 month period that Subtenant fails to make payment on or before the fifth (5th) day after such payment is due, Sublandlord shall provide Subtenant with written notice of such non-payment and a three-day opportunity to cure), and after ten (10) days written notice for non-monetary defaults, regardless of any longer cure periods set forth in the Prime Lease (unless (A) such non-monetary default is a default or causes an “Default” under the Prime Lease for which no cure period is provided in the Prime Lease, or which is designated an “uncurable” Default in the Prime Lease, in which events there shall be no cure period under this Sublease, (B) a lesser cure period is provided in the Prime Lease, in which case the lesser cure period shall apply, and (C) such non-monetary default is not one described in the immediately preceding clauses (A) or (B) and is incapable of being cured within ten (10) days, in which event Subtenant shall have a reasonable period of time if it diligently commences and proceeds to cure the same but not to exceed forty-five (45) days, inclusive of the original ten (10) days), (ii) any other act or omission of Subtenant occurs and constitutes a Default under the Prime Lease or (iii) an insolvency occurs involving Subtenant, then in each such event Sublandlord shall be entitled to invoke against Subtenant the remedies which are available to Prime Landlord under the Prime Lease and any other remedy available at law or equity. Further, anything to the contrary notwithstanding, (i) Subtenant shall indemnify and hold harmless Sublandlord from and against any and all losses, claims, damages, liabilities, actions, costs and expenses (including attorneys’ fees) (“Claims”) to the extent arising out of Subtenant’s gross negligence or willful misconduct in connection with the Subleased Premises and/or breach of this Sublease or the Prime Lease; and (ii) Sublandlord shall indemnify and hold harmless Subtenant from and against any and all Claims to the extent arising out of Sublandlord’s gross negligence or willful misconduct in connection with the Subleased Premises and/or breach of this Sublease or Prime Lease (excluding any breach of the Prime Lease caused by Subtenant’s breach of its obligations under this Sublease).

(b)                                 Subtenant hereby expressly waives any notice to quit or vacate which may be otherwise required by law.

(c)                                  In the event either party hereto brings or commences legal proceedings to enforce any of the terms of this Sublease, the successful party in such action shall then be entitled to receive and shall receive from the other of said parties, in every such action commenced, a reasonable sum as attorney’s fees and costs, to be fixed by the court in the same action.

6.                                      Improvements

Subtenant shall not make any improvements, alterations or installations to the Subleased Premises, structural or otherwise, without (a) strict compliance with Section 17 of the Prime Lease, including, without limitation, Prime Landlord’s prior written consent, and (b) Sublandlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

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7.                                      Condition; Services

The parties acknowledge and agree that, except as expressly provided in this Sublease, Sublandlord has made no representations or warranties, express or implied, whatsoever with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use or any representation or warranty made by Prime Landlord under the Prime Lease. Sublandlord shall have no obligation to make or perform any alterations, improvements or repairs to the Subleased Premises or to pay all or any portion of the costs incurred therefor, including, without limitation. any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as amended). In addition, Sublandlord shall have no obligation to perform any repairs, provide any services or utilities, or perform any other obligation of Prime Landlord required to be performed by Prime Landlord under the terms of the Prime Lease (including, without limitation, Prime Landlord’s obligations to comply with laws and carry insurance). Sublandlord shall, however, request performance of the same in writing from Prime Landlord promptly after being requested to do so by Subtenant and shall use Sublandlord’s reasonable efforts to obtain Prime Landlord’s performance, at Subtenant’s cost. Subtenant expressly waives the provisions of any laws that would permit Subtenant to terminate this Sublease for any failure of Prime Landlord or Sublandlord to perform any maintenance or repairs or that would permit Subtenant to make repairs at the expense of Prime Landlord or Sublandlord.

8.                                      Notices

Notices required or permitted hereunder shall conform to Section 39 of the Prime Lease, except as to the identities and addresses of the parties, which shall be as follows:

Sublandlord:

Intrexon Corporation

Attn: Finance Department

1872 Pratt Drive

Blacksburg, VA 24060

With a copy to

Intrexon Corporation

Attn: Legal Department

20358 Seneca Meadows Parkway

Germantown, MD 20876

Subtenant:

Natera, Inc.

Attn: Controller

201 Industrial Road, Ste 410

San Carlos, CA 94070

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With a copy to

Natera, Inc.

Attn: Legal Department

201 Industrial Road, Ste 410

San Carlos, CA 94070

9.                                      Insurance

(a)                                 Subtenant shall obtain and at all times during the Term hereof maintain, at its sole cost and expense, all policies of insurance (including, without limitation, a comprehensive general liability insurance policy and policies covering fixtures, property and equipment installed or located in the Subleased Premises) as required of Sublandlord (as Tenant), and in such amounts, as set forth in the Prime Lease.

(b)                                 All policies of insurance as aforesaid shall comply with the requirements of the Prime Lease and shall name Sublandlord, Prime Landlord, Prime Landlord’s management agent, and Prime Landlord’s lender(s) as additional insureds, as their interests may appear.

10.                               Subordination

This Sublease is subject and subordinate to the Prime Lease, to all ground leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Subleased Premises form a part, and to any and all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that, notwithstanding any provision in this Sublease or the Prime Lease to the contrary, Sublandlord agrees not to effect any modification, termination or amendment of the Prime Lease which materially, adversely affects the rights of Subtenant hereunder without the prior written consent of Subtenant in each case (which consent shall not be unreasonably withheld, conditioned or delayed). This section shall be self-operative and no further instrument of subordination shall be required. Subtenant shall, however, execute any certificates confirming such subordination which Sublandlord or Prime Landlord may reasonably request no later than ten (10) days after receipt of such request.

11.                               Assignment and Further Subleases

Subtenant agrees that it will not, directly or indirectly assign, assign by operation of law, Transfer (as defined in Section 29 of the Prime Lease), or encumber, or permit to be encumbered, its right or interests under this Sublease, nor sub-sublet the whole or any part of the Subleased Premises, except (a) in strict compliance with Section 29 of the Prime Lease, (b) the prior written consent of Sublandlord in each case, which consent shall not be unreasonably withheld, and (iii) the prior written consent of Prime Landlord in accordance with Section 29 of the Prime Lease. Subtenant shall not assign this Sublease, sub-sublet the Subleased Premises, or permit occupancy or use of the Subleased Premises or any part thereof by another party or parties, without giving Sublandlord thirty (30) days prior written notice of Subtenant’s bona fide proposed

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assignment or subletting of all or any part of the Subleased Premises (a “Transfer Proposal”). If Subtenant desires to assign this Sublease or sub-sublet all or any portion of the Subleased Premises, then upon receipt of the Transfer Proposal, Sublandlord shall have the right, at its option during said thirty (30) day period, either (i) to the extent the Transfer Proposal includes more man seventy-five percent (75%) of the Subleased Premises, to terminate this Sublease, (ii) release Subtenant from the Sublease for such space, or (iii) sublet such space from the Subtenant at the same rental as in Subtenant’s proposed sub-sublease. The consent by Sublandlord to any assignment, transfer, or subletting to any party other than Sublandlord shall not be construed as a waiver or release of Subtenant from the terms of any covenant or obligation under this Sublease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Subtenant from any covenant or obligation contained in this Sublease, nor shall such assignment or subletting be construed to relieve Subtenant from giving Sublandlord said thirty (30) days notice, nor from obtaining the consent in writing of Sublandlord to any further assignment or subletting. In the event that Subtenant defaults hereunder, Subtenant hereby assigns to Sublandlord the rent due from any subtenant of Subtenant and hereby authorizes each such subtenant to pay said rent directly to Sublandlord. If Sublandlord consents to an assignment or sublease pursuant to this Section 11, Subtenant shall provide Sublandlord with an executed copy of such assignment or sublease within ten (10) days of its execution. For purposes of the foregoing, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of interest in Subtenant (whether stock, partnership interest or other form of ownership or control), or the issuance of new interests, by which an aggregate of more than fifty percent (50%) of the interest in Subtenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof shall be deemed an assignment of this Sublease; provided, however, that this limitation shall not apply to any corporation, all the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Subtenant into or with any other entity, or the sale of all or substantially all of Subtenant’s assets, shall be deemed to be an assignment within the meaning of this Section. Sublandlord’s acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for Sublandlord’s consent to any sublease, assignment or other occupancy of the Subleased Premises. In the event of an assignment or subletting not in conformance with the terms of this Sublease, such assignment and/or subletting shall be void ab initio and Sublandlord shall have the right to terminate this Sublease or to require that the Subleased Premises be surrendered to Sublandlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease). Such termination shall in no event be construed to limit Sublandlord’s right to damages or any other relief for the violation of the terms of this Sublease. In the event that Sublandlord approves an assignment or subletting of all or any portion of the Subleased Premises, Subtenant shall pay from time to time to Sublandlord as Additional Rent an amount (the “Assignment or Sublet Premium”) equal to fifty percent (50%) of the difference between (a) all sums of any kind or nature paid to Subtenant or its agent by or on behalf of such assignee or subtenant in connection with the assignment or sublease and (b) the Rent paid by Subtenant from time to time under this Sublease and attributable to the portion of the Subleased Premises assigned or sublet. Reasonable brokerage fees and commissions, and costs of alterations in and to the Subleased Premises required by such assignee or subtenant and approved by Sublandlord and Prime Landlord as hereinabove required shall be amortized over the term of such assignment or sublease and deducted prior to calculating the Assignment or Sublet Premium due Sublandlord.

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12.                               Surrender

(a)                                 Upon the date this Sublease shall expire or be earlier terminated, the Subtenant shall quit and surrender to the Sublandlord the Subleased Premises and remove all of its furniture, furnishings, fixtures, equipment, personal property, alterations and improvements, and all of its computer cabling and wiring, all such removal at Subtenant’s sole cost and expense, using a contractor approved in advance by Sublandlord and Prime Landlord in writing to leave the Subleased Premises broom clean and in as good order and condition as they were on the date the Term of this Sublease commenced and otherwise in the condition required by Section 26 of the Prime Lease upon any surrender of the Premises, ordinary wear and tear excepted. Notwithstanding any provision to the contrary, Subtenant’s surrender obligations shall only apply to furniture, furnishings, fixtures, equipment, personal property, alterations, improvements, and computer cabling and wiring, installed or owned by Subtenant, and/or conditions created by Subtenant. Subtenant’s obligation to perform and observe this covenant shall survive the expiration or other termination of this Sublease. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all losses, costs, claims, liabilities and damages (including reasonable attorneys’ fees) arising from or relating to any failure of Subtenant, any sub-subtenant or any other occupant to surrender the Subleased Premises in the condition required by this Sublease, including, without limitation, all holdover rent, consequential damages and other amounts that Sublandlord shall be obligated to pay to Prime Landlord under the Prime Lease, and all other costs incurred by Sublandlord in returning the Subleased Premises to their required condition. Further, if the term of the Prime Lease has not then expired, but the Term of this Sublease has expired or sooner terminated, then if Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of the Term hereof, Subtenant shall become a tenant at sufferance, month-to month, and shall pay to Sublandlord immediately upon demand, 150% of the Base Rent then payable and 100% of the Additional Rent then payable under this Sublease, but such payment shall not relieve Subtenant of all liabilities arising from such failure to comply with the provisions of this Section.

(b)                                 If Subtenant vacates the Subleased Premises without complying with the requirements of this Section, Sublandlord (in addition to any other rights and remedies that may be available to it) may remove such items and make such repairs, and charge Subtenant for all reasonable third party costs incurred, plus interest at the Default Rate, all due and payable to Sublandlord on demand. Subtenant’s obligations in this Section shall survive the expiration or earlier termination of the Sublease.

13.                               Brokers

Sublandlord and Subtenant warrant and represent to each other that, other than Jones Lang LaSalle (“Broker”), no broker brought about this transaction or dealt with Sublandlord or Subtenant in connection herewith. Sublandlord shall pay a commission to Broker in accordance with a separate written agreement. Sublandlord and Subtenant shall indemnify and hold harmless each other against and from any claim for brokerage commissions or other fees and all costs, expenses and liabilities in connection with this Sublease (except amounts due to Broker),

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including, without limitation, reasonable attorneys’ fees and expenses, arising out of any dealings such indemnifying party had with any broker, finder or other person. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

14.                               Parking

Subtenant shall have the right to the parking spaces described in Section 13 of the Prime Lease, and Subtenant shall comply with the provisions of such Section 13.

15.                               Signage

Subtenant shall have the right to signage described in Section 12.7 of the Prime Lease, and Subtenant shall comply with the provisions of such Section 12.7. Sublandlord shall request that Prime Landlord include Subtenant’s name in any tenant directory located in the lobby on the first floor of the Building. Subtenant may not install any signs, placards, lettering, drapes, window coverings, blinds or similar items except in strict compliance with Section 12 of the Prime Lease and in conformity with all laws and regulations, which shall be installed at Subtenant’s sole cost.

16.                               Access; Early Access; Server Room Access.

Subtenant shall have all rights of access to the Subleased Premises 24 hours per day, 7 days per week, subject to Articles 13, 14, 16, 18, 21, 24 and 25 of the Prime Lease. Sublandlord agrees to provide Subtenant with access to the Suite 420 Sublease Premises without payment of Base Rent solely for the purpose of commencing move-in and set-up activities at such site. To the extent Subtenant is not in default under the Sublease, Sublandlord agrees to provide Subtenant with access to the Suite 450 Sublease Premises thirty (30) days prior to the Suite 450 Commencement Date without payment of additional Rent for the sole purpose of commencing move-in and set-up activities at such site. Prior to any early access to the Subleased Premises, Subtenant shall provide Sublandlord evidence satisfactory to Sublandlord that insurance coverages required of Subtenant under Section 9 of this Sublease.

Notwithstanding anything to the contrary herein or the Prime Lease, Subtenant agrees that Sublandlord shall have unfettered access to the server room within the Suite 420 Sublease Premises from the Suite 420 Commencement Date through the Suite 450 Commencement Date.

17.                               Letter of Credit.

(a)                                 Subtenant shall deliver an unconditional, clean, irrevocable letter of credit (“Letter of Credit”) to Sublandlord in an amount equal to (i) six (6) months Suite 420 Base Rent for the Suite 420 Subleased Premises (the “Suite 420 Letter of Credit”) concurrently with Subtenant’s execution of this Sublease, and (ii) six (6) months Suite 450 Base Rent for the Suite 450 Subleased Premises (the “Suite 450 Letter of Credit”) upon the Suite 450 Commencement Date. For purposes of this Sublease, the term “Letter of Credit” shall include the Suite 420 Letter of Credit and, if applicable, the Suite 450 Letter of Credit and shall be issued by a solvent

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and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Sublandlord (such approved, issuing bank being referred to herein as the “Bank”). Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the Letter of Credit or any updates or replacements thereof. The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Sublease and continuing until the date (the “Letter of Credit Expiration Date”) that is no less than sixty (60) days after the Letter of Credit Expiration Date as the same may be extended, and Subtenant shall deliver a new Letter of Credit or certificate of renewal or extension to Sublandlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Sublandlord, without any action whatsoever on the part of Sublandlord, (iii) be fully assignable by Sublandlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Sublandlord, or its authorized representative, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) such amount is due to Sublandlord under the terms and conditions of this Sublease, and has not been paid within applicable notice and cure periods, or (B) Subtenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Subtenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Bank has notified Sublandlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date, and Subtenant has not provided a replacement Letter of Credit that satisfies the requirements of this Sublease at least thirty (30) days prior to such expiration, or (E) Subtenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Subtenant executes an assignment for the benefit of creditors, or (G) if there is a material adverse change in the financial condition of the Bank, and Subtenant has failed to provide Sublandlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 17, in the amount of the applicable Letter of Credit, within ten (10) days following Sublandlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Sublease to the contrary) (each of the foregoing being an “Letter of Credit Draw Event”). The Letter of Credit shall be honored by the Bank regardless of whether Subtenant disputes Sublandlord’s right to draw upon the Letter of Credit. Subtenant hereby acknowledges and agrees that Sublandlord is entering into this Sublease in material reliance upon the ability of Sublandlord to draw upon the Letter of Credit upon the occurrence of any Letter of Credit Draw Event. In the event of any Letter of Credit Draw Event, Sublandlord may, but without obligation to do so, and without notice to Subtenant, draw upon the Letter of Credit, in part or in whole, in the amount necessary to cure any such Letter of Credit Draw Event and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which Sublandlord reasonably estimates that it will sustain resulting from Subtenant’s breach or default of the Sublease or other Letter of Credit Draw Event and/or to compensate Sublandlord for any and all damages arising out of, or incurred in connection with, the termination of this Sublease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or

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retention of the Letter of Credit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by any applicable law, it being intended that Sublandlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Subtenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Sublandlord and the Bank, (ii) Subtenant is not a third party beneficiary of such contract, (iii) Subtenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Subtenant becomes a debtor under any chapter of the Bankruptcy Code, Subtenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Subtenant, neither Subtenant, any trustee, nor Subtenant’s bankruptcy estate shall have any right to restrict or limit Sublandlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. If any portion of the Letter of Credit is so used or applied, then Subtenant shall, within ten (10) business days following demand therefor, restore the Letter of Credit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Sublease. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sublease.

(b)                                 Sublandlord and Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Subtenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect.

(c)                                  Subtenant agrees not to interfere in any way with any payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of all or any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw down all or any portion of the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional and thereby afford the Bank a justification for failing to honor a drawing upon such Letter of Credit in a timely manner. Subtenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any Letter of Credit shall be the right to obtain from Sublandlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Subtenant increases the amount of such Letter of Credit to the amount (if any) then required under the applicable provisions of this Sublease.

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18.                               Confidentiality. Subtenant and its representatives and Sublandlord and its representatives shall not disclose the terms of the Sublease or the Prime Lease to any third party except as permitted under Section 38 of the Prime Lease.

19.                               General Provisions

(a)                                 Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns, but such inclusion shall not, by itself, be deemed a consent by Sublandlord to the Subtenant originally named herein or any successor named Subtenant to further sublet the Subleased Premises or assign this Sublease. Subtenant shall attorn to each of Sublandlord’s successors and assigns.

(b)                                 Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the state where the Subleased Premises are located without reference to conflict-of-laws or choice-of-laws provisions.

(c)                                  Entire Agreement. This Sublease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings comprising the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. No waiver or modification of any covenant, agreement, term provision or condition shall be deemed to have been made unless expressed in writing and signed by both parties.

(d)                                 Sublease and Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and Prime Landlord under the Prime Lease, including, without limitation, with respect to payment of rent.

(e)                                  Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

(f)                                   Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

(g)                                  Counterpart. This Sublease may be executed in several counterparts, each of which shall be deemed an original but all counterparts shall constitute but one and the same instrument.

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(h)                                 Waiver of Jury Trial. Subtenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Sublandlord or Prime Landlord against Subtenant with respect to any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use or occupancy of the Subleased Premises. In the event Sublandlord commences any proceedings for nonpayment of rent, Subtenant shall not interpose any counterclaims (except compulsory counterclaims). This shall not, however, be construed as a waiver of Subtenant’s right to assert such claims in any separate action brought by Subtenant.

(i)                                     TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO ALL OF THE TIME PERIODS SET FORTH IN THIS SUBLEASE.

(j)                                    Right to Contest. If Sublandlord does not have the right to contest any matter in the Prime Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Prime Lease into this Sublease, Subtenant shall also not have the right to contest any such matter.

(k)                                 No Drafting Presumption. The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease, and that no presumption shall be created against Sublandlord because Sublandlord initially drafted this Sublease.

(1)                                 Force Majeure. In the event either party is in any way delayed, interrupted or prevented from performing any of its obligations under this Sublease (except, with respect to any obligation to pay sums due under this Sublease), and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other permit, certificate or approval or performing any inspection or review in connection therewith), strike, labor dispute, inability to procure materials, act of terrorism or war or any other cause beyond such party’s reasonable control, including but not limited to the action or inaction of Prime Landlord (whether similar or dissimilar) (collectively, “Force Majeure”), then such party shall be excused from performing the affected obligations for the period of such delay, interruption or prevention so long as such party exercises reasonable diligence in dealing with such matter.

(m)                             Effectiveness. This Sublease is subject to the consent of Prime Landlord in accordance with the terms of the Prime Lease and shall have no effect until Prime Landlord shall have given its consent in the form required by Prime Landlord and, if such consent imposes additional obligations on Subtenant outside of the Sublease, subject to Subtenant’s reasonable approval of such additional obligations (the “Prime Landlord’s Consent”) and this Sublease is executed by and delivered to both Sublandlord and Subtenant. In connection therewith, Subtenant shall furnish all information reasonably requested by Prime Landlord and reasonably cooperate with Sublandlord in its efforts to obtain Prime Landlord’s Consent. Sublandlord shall have no obligation to pay any fee or charge of any nature whatsoever not specifically required to be paid under the Prime Lease in connection with such consent and shall suffer and incur no

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liability to Subtenant for its failure to obtain such consent. Sublandlord shall be responsible for all fees payable to Prime Landlord under the Prime Lease in connection with this Sublease, including any fees payable to Prime Landlord to obtain Prime Landlord’s Consent. In the event Prime Landlord’s Consent is not obtained by March 6, 2014 or such later date mutually agreed upon between the parties, then notwithstanding anything to the contrary herein, Subtenant’s sole remedy shall be to terminate this Sublease.

Subtenant agrees that Sublandlord shall not have any duty or responsibility under this Sublease with respect to obtaining the consent or approval of Prime Landlord when the same is required under the terms of the Prime Lease or under this Sublease, other than the transmission by Sublandlord to Prime Landlord of Subtenant’s request for such consent or approval. In addition, Subtenant hereby (i) waives any claim for monetary damages against Sublandlord which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Subtenant (“Consent Delay”), and (ii) agrees that its sole remedy in the event of a Consent Delay shall be an action or proceeding in equity to enforce a related provision or for specific performance or other equitable remedy.

(n)                                 No Shop. Sublandlord shall not, nor permit any of its representatives to: offer any of the Suite 450 Sublease Premises for sublease or assignment, or solicit, initiate, respond to or engage in any discussions or negotiations with any third party with respect to the sublease or assignment of the Suite 450 Sublease Premises, at any time prior to the termination of the Sublease of Suite 450 in accordance with Section 1(c) above.

(o)                                 Suite 420 & Suite 450 Furniture. Sublandlord hereby agrees to lease to Subtenant (at no extra charge or rent) that certain furniture listed in Exhibit C that is situated at the Suite 420 Subleased Premises (“Suite 420 Furniture”) and that certain furniture, if any, identified by Sublandlord on Exhibit D and delivered to Subtenant on the Suite 450 Commencement Date (the “Suite 450 Furniture” and, together with the Suite 420 Furniture, the “Sublease Furniture”), all in its “AS-IS” condition and without warranty, express or implied, of any kind or nature. Subtenant shall maintain, repair and replace the Sublease Furniture as and when necessary, at Subtenant’s sole cost and expense, until such Sublease Furniture is beyond its useful life. Provided this Sublease is in full force and effect thirty (30) days prior to its scheduled Expiration Date, Subtenant shall have the option to purchase all such Sublease Furniture for the price of One Dollar ($1.00) by written notice to Sublandlord not before the thirtieth (30th) day prior to such scheduled Expiration Date and not later than the fifteenth (15th) day prior to such scheduled Expiration Date. If Subtenant timely exercises such option, then all right, title and interest of Sublandlord in such Sublease Furniture shall be deemed conveyed to Subtenant, and Subtenant shall, at its sole cost and expense, remove all of the same Sublease Furniture from the Subleased Premises as required by the Prime Lease, and Subtenant shall repair any damage caused by such removal. If Subtenant shall not timely exercise such option, then such option shall be null and void and Subtenant shall have no further right or interest in such Sublease Furniture.

[Signature Page Follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease under seal as of the day and year first hereinabove written.

SUBLANDLORD:

INTREXON CORPORATION,
a Virginia corporation

By:	/s/ Rick Sterling
Name:	Rick Sterling
Title:	CFO

SUBTENANT:

NATERA, INC,
a Delaware corporation

By:	/s/ Jonathan Sheena
Name:	Jonathan Sheena
Title:	CTO 3.21.14

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EXHIBIT A

REDACTED COPY OF THE PRIME LEASE

(In electronic version, see separate Exhibits A-1 and A-2)

LEASE

by and between

BMR-201 INDUSTRIAL ROAD LLC,

a Delaware limited liability company

and

INTREXON CORPORATION,

a Virginia corporation

BMR form dated 3/16/11

Approved by:
BMR-Legal
CMS

LEASE

THIS LEASE (this “Lease”) is entered into as of this 5th day of August, 2011 (the “Execution Date”), by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”), and INTREXON CORPORATION, a Virginia corporation (“Tenant”).

RECITALS

A.            WHEREAS, Landlord owns certain real property (the “Property”) and the improvements on the Property located at 201 Industrial Road, San Carlos, California, including the building located thereon(the “Building”); and

B.            WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises consisting of approximately eighteen thousand eight hundred fifty-three (18,853) square feet of space located on the fourth (4th) floor of the Building (the “Premises”), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Lease of Premises.

1.1.                            Effective on the Term Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including exclusive shafts, cable runs, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of tenants of the Building, including driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

2.                                      Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.                            This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.                            In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment to the extent provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises	18,853 square feet
Approximate Rentable Area of Project	176,956 square feet
Tenant’s Pro Rata Share of Project	10.65%

2.3.                            Monthly installments of Base Rent for the Premises (“Base Rent”) for the period from the Term Commencement Date through the thirty-sixth (36th) month of the Term shall be as set forth below. Base Rent for the thirty-seventh (37th) month of the Term through the Term Expiration Date shall increase as set forth in Article 8 of this Lease.

	Square Feet of	Base Rent per Square
Months	Rentable Area	Foot of Rentable Area	Monthly Base Rent
1 – 6	10,000	$2.20 monthly	$22,000.00
7 – 12	18,853	$2.20 monthly	$41,476.60
13 – 24	18,853	$2.40 monthly	$45,247.20
25 – 36	18,853	$2.60 monthly	$49,017.80

2.4.                            Estimated Term Commencement Date: February 1, 2012

2.5.                            Estimated Term Expiration Date: January 31, 2017

2.6.                            Security Deposit: Forty-One Thousand Four Hundred Seventy-Six and 60/100 Dollars ($41,476.60), subject to increase in accordance with the terms hereof

2.7.                            Permitted Use: Office and laboratory use (and related uses ancillary to such uses) in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.8. Address for Rent Payment:	BMR-201 Industrial Road LLC
Unit G
P.O. Box 51918
Los Angeles, California 90051-6218

2.9. Address for Notices to Landlord:	BMR-201 Industrial Road LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Vice President, Real Estate Counsel

2.10. Address for Notices to Tenant:

Prior to Term Commencement at Date:

Intrexon Corporation
20368 Seneca Meadows Parkway
Germantown, Maryland 20876
Attn: Legal Department

After Term Commencement Date:

Intrexon Corporation
20368 Seneca Meadows Parkway
Germantown, Maryland 20876
Attn: Legal Department

And

Intrexon Corporation
201 Industrial Road
San Carlos, California 94070
Attn: President, Industrial Products Division

With a copy to:

Intrexon Corporation
863 Mitten Road, Suite C
Burlingame, California 94010
Attn: Grace Colon

2.11. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Work Letter
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Letter of Credit
Exhibit E	Rules and Regulations

Exhibit F	Tenant’s Personal Property
Exhibit G-1	Form of Tenant Estoppel Certificate
Exhibit G-2	Form of Landlord Estoppel Certificate
Exhibit H	ROFR Premises
Exhibit I	Exclusions from Operating Expenses
Exhibit J	4th Floor Common Electrical Room

3.                                      Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date that is sixty (60) months after the actual Term Commencement Date (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

3.1.                            Termination Option. Tenant shall have the one-time option to terminate this Lease (the “Termination Option”) by providing written notice to Landlord on or before the last day of the twenty-seventh (27th) month of the Term (the “Termination Notice Deadline”). If Tenant elects to exercise the Termination Option on or before the Termination Notice Deadline, Tenant shall surrender the Premises on or before the date that is the last day of the thirty-sixth (36th) month after actual Term Commencement Date (the “Surrender Deadline”). Tenant shall surrender the Premises to Landlord (a) in the condition and (b) with all documentation required under this Lease. If Tenant does not surrender the Premises in accordance with Article 15 of this Lease by the Surrender Deadline, then Tenant, pursuant to Article 16 of the Lease, shall be become a tenant at sufferance until the actual date (the “Surrender Date”) that Tenant surrenders the Premises to Landlord in accordance with Article 15 of this Lease and this Section. This Lease, and all obligations of Tenant under this Lease (including Rent, Additional Rent and Property Management Fee) shall terminate on the later of (y) the Surrender Deadline and (z) the Surrender Date, and shall be of no further force or effect, except for those provisions and obligations that, by their express terms, survive the expiration or earlier termination of this Lease.

3.2.                            Termination Payment. In the event Tenant exercises the Termination Option, Tenant shall pay to Landlord, on or before the Surrender Deadline, an amount equal to Three Hundred Four Thousand Eight Hundred Fifty and 91/100 Dollars ($304,850.91).

4.                                      Possession and Commencement Date.

4.1.                            The “Term Commencement Date” shall be the earlier of (a) the Estimated Term Commencement Date and (b) the day the work described in the Work Letter (the “Tenant Improvements”) is Substantially Complete and Tenant begins occupancy of the Premises for the Permitted Use (subject to extension of the Term Commencement Date due to Landlord Delay). Tenant and Landlord shall execute and deliver to the other written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date. The term “Substantially Complete” or “Substantial Completion” means that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items, the completion of which does not interfere with the Permitted Use and that a certificate of occupancy has been issued for the Premises.

4.2.                            Tenant shall have the right to cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”) at a cost to Landlord not to exceed Seven Hundred Fifty-Four Thousand One Hundred Twenty and 00/100 Dollars ($754,120.00) (based upon Forty and 00/100 Dollars ($40.00) per square foot of Rentable Area (the “TI Allowance”). The TI Allowance may be applied to the costs of (n) construction, (o) project review by Landlord (which fee shall equal one and 75/100 percent (1.75%) of the cost of the Tenant Improvements, including the TI Allowance), (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment, cabling (excluding telephone and tele-data cabling), electrical and fixtures. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant (except for payments of amounts set forth in Reimbursement Requests submitted pursuant to the Work Letter which Reimbursement Requests shall not contain payment requests for services performed by Tenant but rather by contractors, etc. retained by Tenant) or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment (except affixed lab equipment), (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recovered by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors) or in the case of Tenant’s failure to procure insurance required pursuant to the terms of this Lease, costs otherwise recoverable by Tenant from its insurance provider absent Tenant’s failure to such insurance.

4.3.                            Tenant shall have until eighteen (18) months from the Term Commencement Date (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

4.4.                            In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Upon Substantial Completion, Tenant shall deliver to Landlord (i) a certificate of occupancy for the Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

4.5.                            Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent or Tenant’s Share of Operating Expenses (as defined below).

4.6.                            Tenant’s selection of the architect, engineer, general contractor and major subcontractors shall occur as set forth in Section 1.3 of the Work Letter. Subject to the process set forth in the Work Letter, Tenant shall have the right to use non-union labor to perform the Tenant Improvements; provided however, that Landlord shall not be responsible for any labor disharmony or delays that results from the use of non-union labor.

4.7.                            Promptly after the Execution Date, Landlord, at its sole cost and expense, shall install a sub-meter for electricity supplied to the Premises for use during Tenant’s construction of the Tenant Improvements and during the Term. Tenant shall pay all such electricity charges, together with any fees, surcharges and taxes thereon for the period beginning on the date that Tenant first accesses the Premises for any reason after the Execution Date. Prior to Landlord’s installation of the aforementioned sub-meter, Tenant shall be charged electricity costs, following the Execution Date through the date that such sub-meter is installed, in an amount equal to the electricity actually consumed by Tenant’s construction activities, as reasonably demonstrated and documented by Landlord, using as a starting point the baseline costs of electricity in the Building prior to the commencement of Tenant’s construction activities (with appropriate adjustments, as necessary, for weather and other seasonal factors). Tenant shall not be responsible for the cost of any utilities other than electricity prior to the Term Commencement Date.

5.                                      Condition of Premises. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the TI Allowance, and except as otherwise set forth in the Work Letter. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that, to Tenant’s knowledge, the Premises were at such time in satisfactory condition and repair, except for latent defects. Notwithstanding the foregoing, Landlord covenants and represents that It shall deliver possession of the Premises to Tenant with all building systems and subsystems, all structural elements of the Premises and Building, and all roofs and foundations in good working order and condition.

6.                                      Rentable Area.

6.1.                            The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect. The Rentable Area of Tenant’s Premises shall not be adjusted during the Term unless Tenant exercises its ROFR as set forth in Article 42 or otherwise increases the useable square footage of the Premises.

6.2.                            The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3.                            The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

7.                                      Rent.

7.1.                            Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.

7.2.                            In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant expressly assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3.                            Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset except as otherwise set forth herein, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

8.                                      Rent Adjustments. Commencing on the third (3rd) annual anniversary of the Term Commencement Date (i.e. the thirty-seventh (37th) month of the Term) Base Rent shall be subject to an annual upward adjustment of three and one-half percent (3.5%) of the then-current Base Rent. The first such adjustment shall become effective on the third (3rd) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

9.                                      Operating Expenses.

9.1.                            As used herein, the term “Operating Expenses” shall include:

(a)                                             Government impositions including property tax costs consisting of real and personal property taxes and assessments, including arena, entertainment or stadium assessments and amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project (excluding any transfer taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises); any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof or otherwise. Operating Expenses shall not include any income (other than taxes measured by gross rentals as mentioned above), franchise, capital stock, arena (unless included as part of the real property tax assessments described above), entertainment (unless included as part of the real property tax assessments described above), stadium (unless included as part of the real property tax assessments described above), business, corporate, partnership, unincorporated business, recording, transfer, estate, gift or inheritance taxes, taxes that are the personal obligation of Tenant or of another tenant of the Project or any interest or penalties for late payments of taxes to the extent relating to a period in which Tenant was not in default of its obligations to pay Base Rent, Tenant’s Share of Operating Expenses or other payments under this Lease (and to the extent Tenant was in default of such obligations, shall only include interest and penalties to the extent in excess of interest at the Default Rate and late fees actually paid to Landlord by Tenant); and

(b)                                             All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, including costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; trash collection; cleaning of the Common Areas, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting and legal fees and expenses incurred in connection with the production of operating statements, tax appeals or negotiation of contracts for services at the Project; costs of consultants, engineers and other professionals retained in connection with the operation and maintenance of the Building and the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; capital expenditures (provided that such capital expenditures shall not include capital expenditures which are made to comply with Applicable Laws in effect as of the Term Commencement Date and provided further that capital expenditures shall be amortized over such item’s useful life as determined in accordance with Generally Accepted Accounting Principles, consistently applied but not to exceed fifteen (15) years with interest calculated at nine percent (9%) per annum, for each such year of useful life of the capital item during the Term); costs of complying with Applicable Laws (except (a) to the extent such costs are incurred to comply with Applicable Laws in effect as of the Term Commencement Date and (b) all fines and penalties assessed due to violation of Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below); insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform on-site regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen.

Notwithstanding the foregoing, Operating Expenses shall not include any of the matters set forth in Exhibit I attached hereto and made a part hereof; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants, loans or conveyances; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; utility costs (except such costs generated in the Common Areas) of those utilities (including, gas, electric and water) that are separately metered and billed to Tenant; interest and any other costs of or upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive, administrative and corporate officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements in regard thereto that are provided for in Subsection 9.1(b)); and taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a). To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses as reasonably demonstrated and consistently applied by Landlord, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Share”).

9.2.                            Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s good faith estimate of Tenant’s Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x)                                 The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant during the Term. Tenant shall pay the Property Management Fee in accordance with Section 9.2 commencing on the Term Commencement Date and thereafter with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof.

(y)                                 Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable thirty (30) days following delivery of such statement. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

(z)                                  Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

9.3.                            Landlord may, from time to time, reasonably modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such reasonable modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project, however, Tenant’s Pro Rata Share of the Project shall not be increased unless Tenant exercises its ROFR as set forth in Article 42 or otherwise increases the useable square footage of the Premises.

9.4.                            Tenant shall not be responsible for Operating Expenses or Property Management Fees attributable to the time period prior to the Term Commencement Date. Tenant’s responsibility for Tenant’s Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease and (b) the date Tenant has fully vacated the Premises.

9.5.                            Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a pro-rata basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.6.                            Within ten (10) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.

9.7.                            In the event that the Building or Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable (except those that are separately metered to Tenant or separately provided by Tenant), by dividing (a) the total cost of Operating Expenses by (b) the Rentable Area of the Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building or Project (as applicable). Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.                               Taxes on Tenant’s Property.

10.1.                     Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

10.2.                     If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

10.3.                     If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.                               Security Deposit.

11.1.                     Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) after notice and the expiration of three (3) business days, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

11.2.                     In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3.                     Landlord shall deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4.                     If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5.                     If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6.                     The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a)                                 If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the then-current Term Expiration Date, a letter of credit in the form of Exhibit D issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be reissued by a different issuer at any time during the Term if the issuing bank of the L/C Security becomes insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall within five (5) business days deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)                                 If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held within five (5) business days.

(c)                                  Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default (as defined below) exists; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)                                 Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)                                  If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C

Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

12.                               Use.

12.1.                     Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2.                     Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) business days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

12.3.                     Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4.                     Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5.                     No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, upon termination of this Lease, use reasonable efforts to return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.

12.6.                     No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent which as to lab space, shall not be unreasonably withheld, conditioned or delayed, nor shall any bottles, parcels or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7.                     No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. Subject to Landlord’s review and approval of Tenant’s door Signage, Landlord agrees that Tenant’s door Signage may be in the form of Tenant’s logo (or the logo of any permitted subtenant or assignee). The lobby sign shall include its proportionate amount of space for Tenant and shall be provided exclusively for the display of the name and location of tenants only. Should Tenant exercise its ROFR (as defined in Article 42) Landlord shall work with Tenant and endeavor to provide directional signage for various divisions of Tenant in a manner consistent with the Building Signage program. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor. Tenant shall be entitled to one (1) signage spot on the existing monument sign, however, Tenant’s Signage to be inserted on the monument sign remains subject to Landlord’s review and approval. If Tenant occupies more than twenty-five percent (25%) of the then Rentable Area of the Building, Tenant may, with prior approval from Landlord, install a building-top fascia sign on the north or south facing façade of the Building which shall be visible from Highway 101. The location of such building-top sign shall be determined by Landlord in its reasonable discretion.

12.8.                     Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s structural design without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment. Landlord represents that the floor load limits are eighty (80) pounds per square foot live load, twenty (20) pounds per square foot dead load, and one hundred (100) pounds per square foot live load for corridors and exits.

12.9.                     Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.

12.10.              Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

12.11.              Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its owners, directors, affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. Landlord shall be responsible for ensuring that the Common Areas of the Building and the Project comply with the ADA (which cost may be included in Operating Expenses to the extent permitted by Article 9) provided that any non-compliance conditions existing as of the Term Commencement Date be remedied by Landlord at its sole cost and expense. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

13.                               Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

13.1.                     Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit E, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations except for Landlord’s failure to use reasonable commercial efforts to enforce the same.

13.2.                     This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify or restrict Tenant’s rights or increase Tenant’s obligations hereunder. Tenant shall comply with the CC&Rs.

13.3.                     Tenant, at no charge or fee of any kind or nature, shall have a non-exclusive, irrevocable license and right to use Tenant’s Pro Rata Share of the parking garage currently situated at the Building and any other parking facilities serving the Building in common on an unreserved basis with other tenants of the Building during the Term. Notwithstanding the foregoing, in no event shall the parking ratio for the Premises be less than 3 parking spaces per 1,000 rentable square feet of Premises.

13.4.                     Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof if and to the extent Tenant is materially and repeatedly exceeding its parking ratio. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project so long as Tenant’s parking ratio is not reduced to less than 3 parking spaces per 1,000 rentable square feet of Premises. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

13.5.                     Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located. Tenant’s Pro Rata Share of the Project shall not be increased unless Tenant exercises its ROFR as set forth in Article 42 or otherwise increases the useable square footage of the Premises.

14.                               Project Control by Landlord.

14.1.                     Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s quiet enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances.

14.2.                     Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

14.3.                     Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the rights and benefits created by this Lease or the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4.                     Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), upon twenty-four (24) hours’ prior notice and accompanied by a Tenant representative (provided that no time or other restrictions shall apply or advance notice or the presence of Tenant’s representative be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) access the 4th Floor Common Electrical Room (defined in

Section 16.8), (d) show the Premises to prospective purchasers or tenants during the final year of the Term, (e) post notices of nonresponsibility, (f) access the telephone equipment, electrical substation and fire risers and (g) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary; provided, however, that Landlord shall not copy any documents or take any pictures or videos of any kind during such access. In connection with any such alteration, improvement or repair as described in Subsection 14.4(g), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15.                               Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant may quietly and peaceably enjoy the Premises and neither Landlord nor anyone claiming or acting by, through or under Landlord shall disturb Tenant’s occupancy or quiet enjoyment of the Premises, except as permitted by Articles 13, 14, 16, 18, 21, 24 and 25 of this Lease.

16.                               Utilities and Services.

16.1.                     Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, but without duplication of the amounts paid by Tenant as Tenant’s Pro Rata Share of Operating Expenses. All such utilities shall be separately sub-metered from meters that supply other suites in the Building as of the Term Commencement Date. The cost of Common Area utilities shall be included in Operating Expenses and Tenant shall pay Tenant’s Pro Rata Share of such Common Area utility charges. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses or Common Area utilities as reasonably demonstrated and consistently applied by Landlord, then Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses. In the event that the Building or Project is less than fully occupied, Tenant acknowledges that, except regarding those utilities that are separately metered and those services paid directly by Tenant, Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project, as applicable, by dividing (a) the total cost of utility usage by (b) the Rentable Area of the Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building or Project (as applicable). Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment based on actual usage as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of such utility costs.

16.2.                     Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord’s control (collectively, “Force Majeure”) or Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. Notwithstanding the foregoing, or anything to the contrary in this Lease, if as a result of matters that are solely within Landlord’s control, for more than five (5) consecutive business days following written notice to Landlord: (a) HVAC or electricity services to all or a material portion of the Premises is interrupted or is unable to support Tenant’s normal occupancy requirements for the Permitted Use, (b) an interruption of water prevents the use or occupancy of all or a material portion of the Premises for the Permitted Use, or (c) access to the Premises (or a substantial portion thereof) is not reasonably available, then Tenant’s Base Rent and Operating Expenses (or an equitable portion of such Base Rent and Additional Rent based on the impact of such interruption on Tenant’s business operations, to the extent that less than all of the Premises are affected) shall thereafter be abated until such services are restored and the Premises are again accessible by Tenant for the Permitted Use; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s continued use and occupancy of the Premises for Permitted Use purposes, as for example, bringing in portable air-conditioning equipment or potable water supplies, and Tenant has reasonable access to the Premises, then there shall not be an abatement of Base Rent. In any such event, regardless of cause, Landlord shall diligently pursue the repair of such utilities and services. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of an interruption of services to the Premises due to matters solely within Landlord’s control. The foregoing provisions shall not apply in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article 24 of the Lease). In addition to Tenant’s abatement rights set forth above, in the event that any of the foregoing shall occur, regardless of cause, regardless of force majeure, and regardless of whether same is within Landlord’s control, and such failure or circumstance continues for more than fifteen (15) business days then Tenant’s Base Rent and Operating Expenses (or an equitable portion of such Base Rent and Additional Rent based on the impact of such interruption on Tenant’s business operations, to the extent that less than all of the Premises are affected) shall thereafter be abated until such services and access are restored for the Permitted Use; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s continued use and occupancy of the Premises for Permitted Use purposes, as for example, bringing in portable air-conditioning equipment or potable water supplies, and Tenant has reasonable access to the Premises, then there shall not be an abatement of Base Rent. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article 24 of the Lease). As part of the Tenant Improvements, with Landlord’s approval, Tenant may locate an emergency generator at the Project or on the roof of the Building in a location to be agreed upon by Landlord and Tenant during the design of the Tenant

Improvements (the “Generator”). The cost of maintaining, repairing and replacing the Generator shall be Tenant’s sole responsibility.

16.3.                     Tenant shall, without duplication, pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4.                     Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the use set forth in Section 2.7 or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services. Landlord represents that the Building has the capacity to provide at least five (5) watts of electricity per rentable square foot, independent of lighting and air conditioning.

16.5.                     If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations (it being acknowledged by the parties that subject to Articles 13, 14, 16, 18, 21, 24 and 25 of this Lease, Tenant has access to the Building 24 hours per day, seven days per week), then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6.                     Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

16.7.                     Landlord shall provide hot and cold water in Common Areas for lavatory purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption in the Common Areas for all purposes. If a separate water meter is installed to monitor Common Area water usage, Tenant shall pay Landlord for the costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by

Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

16.8.                     At any and all times and upon twenty-four (24) hours’ prior notice (provided that no time or other restrictions shall apply or advance notice be required in cases of emergency), Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems and to access the electrical room that serves other 4th floor suites but that is located within the Premises and depicted on Exhibit J attached hereto (the “4th Floor Common Electrical Room”), when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord, except as set forth in Section 16.2 above, shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Without limiting the foregoing, it is expressly understood and agreed that, subject to the provisions of Section 16.2, any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or Landlord’s negligence. During the performance of any repairs, alterations or improvements, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s ongoing business operations.

16.9.                     For the Premises, Landlord shall (a) maintain and operate the Building heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) so that the temperature is not colder than 65 degrees nor warmer than 75 degrees, and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently acts to cure any such interruption or impairment as soon as feasible.

16.10.              Landlord shall provide all of the services described in this Section 16 in a first class manner.

17.                               Alterations.

17.1.                     Except as set forth in the Work Letter, Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion or which are included on the Pre-Approved List (as defined in the Work Letter). In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Subject to the Landlord approval rights set forth above, Tenant shall have the right to use non-union labor to perform the Alterations; provided however, that Landlord shall not be responsible for any labor disharmony or delays that results from the use of non-union labor. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises, which shall not include the removal of any of the Tenant Improvements or other Landlord’s property described in Section 17.6, (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not change the value of existing work in place by more than Sixty Thousand Dollars ($60,000) in any one instance or Two Hundred Thousand Dollars ($200,000) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Building, (iv) involve demolition to the Premises or the Building or (v) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2.                     Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3.                     Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4.                     Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations or the Tenant Improvements, Tenant shall provide

Landlord with complete “as-built” drawing print sets, electronic portable document format (PDF) versions of “as-built” drawings negatively generated and retaining all layer information and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises. In addition, within thirty (30) days after completion of any Alterations or the Tenant Improvements, Tenant shall provide Landlord with a turnover package which shall include two (2) copies of both soft copy (PDF) and hard copy forms of the following close-out items: project directory, subcontractor directory, general contractor warranties, operation and maintenance manuals, “as-built” drawings, inspection and testing reports, permits, commissioning documents (if any), final submittals, requests for information and change orders.

17.5.                     Before commencing any Alterations or Tenant Improvements (except Cosmetic Alterations and except as described in the Work Letter), Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if reasonably required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.

17.6.                     All Alterations, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Premises, made and paid for by either of the Parties, including all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. All trade fixtures, equipment, Tenant Improvements made pursuant to the Work Letter, Alterations and Signage installed by or under Tenant shall be the property of Landlord.

17.7.                     Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.8.                     Except for Tenant’s furniture and moveable personal property and those items listed on Exhibit F attached hereto (which Exhibit may be updated by Tenant from and after the Execution Date, but in each case only upon receipt of Landlord’s prior written approval of such updates in accordance with the procedures set forth hereafter), and except as set forth in Section 17.6 all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be removed by Tenant at any time during the Term. Following the Execution Date, and prior to the commencement of any work relating to any Tenant Improvements or Alterations occurring thereafter, Tenant shall have the ability to update Exhibit F by submitting such updated Exhibit F to Landlord at least ten (10) business days prior to the installation at the Premises of any items requested to be included on Exhibit F by Tenant.

Within ten (10) business days of Landlord’s receipt of Tenant’s updated Exhibit F, Landlord shall notify Tenant whether or not Landlord approved the updated Exhibit F. If Landlord fails to respond within such ten (10) business day period, Tenant shall provide a written reminder notice to Landlord. Landlord’s failure to respond to such reminder notice within five (5) business days after delivery of such reminder notice shall be deemed approval by Landlord of the updated Exhibit F as submitted to Landlord. If Tenant shall fail to remove any of its furniture and moveable personal property from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said property; provided, however, that Tenant shall not be required to remove, and Landlord shall have no right to elect to have Tenant remove (1) any improvement, fixture or equipment (A) of a nature typically found in office/laboratory uses, (2) any of the initial Tenant Improvements to which Exhibit B relates, and (3) any improvement, fixture or equipment as to which, at the time Tenant requests Landlord’s consent, Landlord shall not have notified Tenant that Landlord elects to require Tenant to remove at the termination of this Lease.

17.9.                     Intentionally omitted.

17.10.              Tenant shall pay to Landlord an amount equal to one and 75/100 percent (1.75%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11.              Within sixty (60) days after final completion of the Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), together with supporting documentation reasonably acceptable to Landlord.

17.12.              Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13.              Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

18.                               Repairs and Maintenance.

18.1.                     Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including roofing and covering materials; foundations; exterior walls; Building systems, including plumbing, mechanical, fire sprinkler systems (if any); heating, ventilating, air conditioning systems; elevators; and electrical systems installed or furnished by Landlord in a first class manner and in good condition and repair.

18.2.                     Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense clean, maintain and keep the Premises in good condition and repair, ordinary wear and tear, casualty and condemnation excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in good condition and repair in accordance with Article 17 and Article 26, ordinary wear and tear and damage thereto from casualty and condemnation excepted; and shall, at Landlord’s request, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

18.3.                     Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord except as set forth in Section 31.12. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4.                     If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease. During the performance of any excavation, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s ongoing business operations.

18.5.                     This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6.                     Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, unless such costs are incurred due in whole or in part to any act, neglect, fault or omission of Tenant or its employees, agents, contractors or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

19.                               Liens.

19.1.                     Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged, bonded or insured over by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

19.2.                     Should Tenant fail to discharge, bond against or insure over any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3.                     In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20.                               Estoppel Certificate.  Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G-1, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the

Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Landlord shall, within ten (10) business days of receipt of written notice from Tenant, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G-2 (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Landlord’s failure to deliver such statement within such the prescribed time shall be binding upon Landlord that the Lease is in full force and effect and without modification except as may be represented by Tenant in any certificate prepared by Tenant and delivered to Landlord for execution.

21.                               Hazardous Materials.

21.1.                     Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property or if contamination of the Premises or any portion thereof otherwise occurs during the Term or any extension or renewal or holding over in violation of Applicable Laws (other than if such contamination results from (a) migration of Hazardous Materials from outside the Premises not caused by Tenant or its employees, agents, contractors or invitees or (b) to the extent such contamination is caused by Landlord), then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by Tenant in violation of Applicable Laws results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Notwithstanding the foregoing, Landlord shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant and its affiliates, employees, agents, invitees and contractors harmless from and against any and all Claims resulting from the presence of Hazardous Materials at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by Tenant or its affiliates, employees, agents or contractors. This indemnification by Landlord includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Project in violation of Applicable Laws.

21.2.                     Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present at the Project and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Project (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Project. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.

21.3.                     Notwithstanding the provisions of Sections 21.1 21.2 or 21.9, if (a) any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving such proposed transferee, assignee or sublessee).

21.4.                     At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present in violation of Applicable Laws or that contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5.                     If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

21.6.                     Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises of which Tenant has actual knowledge.

21.7.                     Tenant’s and Landlord’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials caused by Tenant or Tenant’s employees, agents, contractors or invitees, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27 below.

21.8.                     As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

21.9.                     Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s Pro Rata Share of the Building.

22.                               Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

22.1.                     Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

22.2.                     If the Building has a ventilation system that, in Landlord’s judgment, is reasonably adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time reasonably determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord reasonably requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s reasonable approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3.                     Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4.                     Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5.                     If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23.                               Insurance; Waiver of Subrogation.

23.1.                     Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of engineering and design plans, excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, anticipated rental loss during the period of repairs or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building. Such insurance, if placed by Landlord, is not intended to replace any coverage required to be maintained by Tenant in Section 23.5 herein.

23.2.                     In addition, Landlord shall carry commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3.                     Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence and in the aggregate for bodily injury (including death) and for property damage arising from Tenant’s use of the Premises (including $100,000 fire legal liability (each loss)); and pollution and environmental liability insurance covering the environmental risks of Tenant’s business with limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence and not less than One Million Dollars ($1,000,000) in the aggregate, with respect to environmental contamination and pollution of the Premises or any adjacent or adjoining properties caused by Tenant.

23.4.                     The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from Tenant’s use of the Premises. Said insurance shall be with companies authorized to do business in the state in which the Project is located and having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in A.M. Best’s Insurance Ratings Guide — current edition. Tenant shall provide Landlord with certificates of insurance and any endorsements required herein including additional insured, waiver of subrogation and notice of cancellation. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy must include dedicated limits or a per project aggregate that specifically provides that the amount of insurance shall not be prejudiced by losses at other properties covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders evidencing the coverages required herein. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

23.5.                     Subject to Sections 23.3, 23.7 and 28.1, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements. Furthermore, Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, or any other form of special, consequential or punitive damages relative to any damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6.                     In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building, the Property or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.7.                     Landlord, Tenant and each of their insurers agree to waive all rights of subrogation against one another as respects any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained there under. If necessary, each party agrees to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the other party for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. If such release of either Landlord or Tenant, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

23.8.                     Landlord may require insurance policy limits required under this Lease to be reasonably raised to conform with requirements of Landlord’s Lender or to bring coverage limits to reasonable levels then being required of new tenants within the Project.

23.9.                     Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

24.                               Damage or Destruction.

24.1.                     In the event of a partial destruction of (a) the Premises or (b) Common Areas of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by Tenant or its employees, agents or contractors, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2.                     In the event of any damage to or destruction of the Building or the Project more severe than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.

24.3.                     Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4.                     Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5.                     In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption or loss of rental income insurance actually received by Tenant with respect to the Premises.

24.6.                     Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, should any Force Majeure event endure for longer than ninety (90) days, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.

24.7.                     If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense, (b) those portions of the Premises constructed using the TI Allowance but only to the extent that insurance proceeds are received to repair, reconstruct or restore the same, and (c) the

Common Area portion of the Affected Areas. Except as otherwise provided in (b) above, the repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from those provided as part of the initial Tenant Improvements installed pursuant to the Work Letter, Landlord shall, upon the need for replacement due to an insured loss, provide only the portion of the Tenant Improvements paid for utilizing the TI Allowance, unless Tenant again elects to complete all of the initial Tenant Improvements or upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide for the repair and reconstruction of all of the initial Tenant Improvements or any further upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.

24.8.                     Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor.

24.9.                     Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

25.                               Eminent Domain.

25.1.                     In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, except with regard to (y) items occurring prior to the damage or destruction and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2.                     In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3.                     Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4.                     If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

26.                               Surrender.

26.1.                     At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2.                     No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3.                     The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4.                     The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27.                               Holding Over.

27.1.                     If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2.                     Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term, plus one hundred percent (100%) of the Additional Rent then in effect, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.

27.3.                     Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4.                     The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

28.                               Indemnification and Exculpation.

28.1.                     Subject to the provisions of Section 23.7, Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from (a) injury or death to any person or damage to any property occurring within the Premises, the Building, the Property or the Project arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’, contractors’ or invitees’ use or occupancy of the Premises, (b) a breach or default by Tenant in the performance of any of its obligations hereunder, and (c) events which were caused as a result of Tenant’s use of non-union labor for the performance of the Tenant Improvements or Alterations, in each case ((a)-(c)) except to the extent caused by Landlord’s negligence or willful misconduct. Subject to Sections 23.7 and 28.2 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant and its owners, directors, affiliates, employees, agents and contractors (collectively, “Tenant Indemnitees”) harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project to the extent arising out of (a) Landlord’s gross negligence or willful misconduct or (b) a breach or default by Landlord in the performance of any of its obligations hereunder.

28.2.                     Subject to the provisions of Section 23.7, but otherwise notwithstanding any provision of Section 28.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.

28.3.                     Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4.                     Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

28.5.                     The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29.                               Assignment or Subletting.

29.1.                     Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord, in all instances, shall respond to any request for consent within ten (10) business days. If Landlord does not respond within such period, Landlord’s consent shall be deemed denied. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project unless (a) Tenant notifies Landlord of Tenant’s desire to do so and (b) Landlord fails to notify Tenant within ten (10) days after receipt of such notice that Landlord can accommodate such tenant or potential tenant’s space needs in the Building.

29.2.                     In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3.                     Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire, if applicable, to exercise its rights under Section 29.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4.                     As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a)                                 Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)                                 Tenant shall provide Landlord with evidence respecting the relevant business experience and financial statements of the proposed transferee, assignee or sublessee;

(c)                                  Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, such reimbursement not to exceed the lesser of actual costs or two thousand dollars ($2,000);

(d)                                 If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises and excluding any consideration received for the value of Tenant’s business or personal property) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for all costs and expenses incurred in connection with such transfer, including any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by or allowed Tenant. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)                                  The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)                                   Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(g)                                  Tenant shall not then be in default hereunder in any respect;

(h)                                 Such proposed transferee, assignee or sublessee’s use of the Premises shall be permitted within the Permitted Use;

(i)                                     Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)                                    Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)                                 Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(1)                                 Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)                             A list of Hazardous Materials (as defined in Section 21.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5.                     Any Transfer that is not in compliance with the provisions of this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6.                     The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.7.                     Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8.                     If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee and if such Transfer is both (a) for over fifty percent (50%) of the Premises and (b) for more than fifty percent (50%) of the remainder of the Term, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to recapture the space that is the subject of such Transfer Notice for the balance of the Term as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within ten (10) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, such space shall not be recaptured by Landlord and this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to recapture such space shall be deemed to be Landlord’s consent to a proposed Transfer.

29.9.                     If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

29.10.              Notwithstanding Section 29.1, Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part thereof to (a) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”), (b) in connection with the sale of substantially all of Tenant’s assets, (c) a sale of the stock ownership interests of Tenant, (d) a merger of Tenant (regardless of the survivor of such merger) and (e) any similar entity level transaction effecting directly or indirectly the conveyance of Tenant’s business; provided that Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of any such Transfer (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer. For purposes of the definition of Tenant’s Affiliate, “control” requires both (i) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (ii) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

30.                               Subordination and Attornment.

30.1.                     This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof (collectively, “Mortgage”) without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2.                     Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

30.3.                     Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.

30.4.                     In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30.5.                     The subordination and attornment provisions of this Article are conditioned upon Tenant and the holder of any current or future Mortgagee executing a subordination, non-disturbance and attornment agreement in reasonable form.

31.                               Defaults and Remedies.

31.1.                     Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and

(b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity. Notwithstanding the foregoing, Landlord shall not assess a late charge in accordance with this Section 31.1 for the first late payment in any twelve (12) month period.

31.2.                     No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3.                     If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4.                     The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)                                 Tenant abandons or vacates the Premises and fails to provide adequate access control for the Premises;

(b)                                 Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;

(c)                                  Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Subsections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than ninety (90) days after Tenant’s receipt of written notice from Landlord;

(d)                                 Tenant makes an assignment for the benefit of creditors;

(e)                                  A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f)                                   Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)                                  Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)                                 Tenant fails to deliver an estoppel certificate in accordance with Article 20; or

(i)                                     Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5.                     In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)                                 Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b)                                 Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)                                  Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i)                                             The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(ii)                                          The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(iii)                                       The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(iv)                                      Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

(v)                                         At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Subsections 31.5(c)(i) and 31.5(c)(ii), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Subsection 31.5(c)(iii), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

31.6.                     In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)                                         Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)                                         The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7.                     If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8.                     In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a)                                 First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)                                 Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)                                  Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)                                 Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9.                     All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.10.              Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

31.11.              To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12.              Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13.              In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project of which Tenant shall have been given notice and an address (Tenant acknowledges that execution of a subordination and non-disturbance agreement shall constitute notice of the existence and provision of an address for any beneficiary of a deed of trust or a mortgagee), and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing or via the execution of a subordination and non-disturbance agreement, the names and addresses of all such persons who are to receive such notices.

32.                               Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1.                     Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2.                     A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3.                     A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4.                     The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.                               Brokers.

33.1.                     Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Jones Lang LaSalle (“Tenant Broker”) and Cornish & Carey Commercial Newmark Knight Frank (“Landlord Broker,” and together with Tenant Broker, “Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Brokers, and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Brokers in relation to this Lease pursuant to a separate agreement between Landlord and Brokers.

33.2.                     Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease. Landlord represents and warrants that no broker or agent has made any representation or warranty relied upon by Landlord in Landlord’s decision to enter into this Lease, other than as contained in this Lease.

33.3.                     Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord and Tenant are executing this Lease in reliance upon the representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4.                     Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Brokers, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Brokers, employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

34.                               Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest or assign. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35.                               Limitation of Liability.

35.1.                     If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2.                     Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.

35.3.                     If Tenant is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Tenant’s obligations under this Lease, and no partner of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Tenant except as may be necessary to secure jurisdiction of the partnership or joint venture. If Tenant is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Tenant’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Tenant. If Tenant is a limited liability company, then the members of such limited liability company shall not be personally liable for Tenant’s obligations under this Lease, and no member of Tenant shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Tenant except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Tenant shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Tenant.

35.4.                     Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.                               Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1.                     Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2.                     The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37.                               Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s

Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action. Landlord guarantees, warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party. In addition, Landlord guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38.                               Confidentiality. Landlord and Tenant shall keep the terms and conditions of this Lease and any information provided to the other or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (w) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (x) to a party’s attorneys, accountants, brokers, lenders and other bona fide consultants or advisers, such as architects and contractors (with respect to this Lease only); provided such third parties agree to be bound by this Section, (y) to bona fide prospective assignees or subtenants of this Lease or purchasers of Tenant or the Project; provided they agree in writing to be bound by this Section or (z) by Landlord in the form of aggregate leasing data provided to investors in the normal course of business.

39.                               Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or overnight delivery with a reputable nationwide overnight delivery service, and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service. Any notices given pursuant to this Lease shall be addressed to Tenant or Landlord at the addresses shown in Sections 2.9 and 2.10, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40.                               Miscellaneous.

40.1.                     Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2.                     To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time (but not more than once in any calendar year), upon Landlord’s written request, the most recent audited or certified year-end financial statements reflecting Tenant’s current financial condition. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end financial statements for the previous year. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects. Unaudited financials certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section.

40.3.                     Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

40.4.                     If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.

40.5.                     Submission of this instrument for examination or signature does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.6.                     Time is of the essence with respect to the performance of every provision of this Lease.

40.7.                     Each provision of this Lease performable by Tenant and Landlord shall be deemed both a covenant and a condition.

40.8.                     Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.9.                     The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

40.10.              Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.11.              Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent, at Landlord’s sole cost, including any transfer or other taxes incurred in connection with said recordation. Within ten (10) days after receipt of written request from Landlord, Tenant shall execute a termination of any short form or memorandum of lease recorded with respect hereto. Neither party shall record this Lease.

40.12.              The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.13.              Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14.        This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15.              Tenant and Landlord guarantee, warrant and represent to the other that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

40.16.              This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17.              No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

40.18.              To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant;

Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41.                               Option to Extend Term. Tenant shall have the option (“Option”) to extend the Term by thirty-six (36) months as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

41.1.                     Base Rent during the extension term shall be equal to the then-current fair market rent for similar premises in similar buildings in the city of San Carlos as of the commencement of the extension term, including annual fair market rent increases (“FMR”), but in no event shall Base Rent be less than the Base Rent prior to the end of the expiration of the initial Term. If Landlord and Tenant cannot agree on the FMR for the extension term within thirty (30) days after the date on which Tenant notifies Landlord that it is exercising the Option, then, no later than an additional thirty (30) days thereafter (the “Submission Period”), Landlord and Tenant shall each furnish to the other a notice in writing (an “FMR Notice”) stating such party’s estimate of the FMR. Such notices shall be accompanied by a statement from a qualified, licensed, third party, unaffiliated real estate appraiser with at least ten (10) years’ experience in the San Carlos/Mid-Peninsula area (an “Appraiser”) stating such Appraiser’s opinion of FMR. If only one (1) party’s Appraiser timely submits its opinion of FMR, such FMR shall be binding on Landlord and Tenant. If, within twenty (20) days after expiration of the Submission Period, Landlord and Tenant still cannot agree on the FMR, the two (2) Appraisers shall appoint a third qualified, licensed, third party, unaffiliated real estate appraiser (the “Referee”) within seven (7) days. If the Appraisers are unable to agree upon the selection of the Referee, then the Referee shall be selected within ten (10) days thereafter from among the Northern California panel of qualified Real Estate Industry Arbitrators of the American Arbitrator Association (the “Association”) pursuant to the Real Estate Industry Arbitration rules of the Association. The Referee shall, within thirty (30) days after appointment, render the Referee’s decision as to the FMR, which opinion shall be strictly limited to choosing one of the two determinations made by the Appraisers. The decision by the Referee shall be binding upon Landlord and Tenant, and each shall pay for its own appraisal. The cost of the Referee shall be shared equally by Landlord and Tenant. In determining FMR, Landlord, Tenant and, if applicable, the Appraisers and Referee shall each take into account all relevant factors, including, without limitation, (a) the size of the Premises and length of the extension term, (b) rent in comparable buildings in the relevant competitive market, including concessions offered to new tenants, such as free rent, tenant improvement allowances, and moving allowances, (c) Tenant’s creditworthiness and (d) the quality, age, amenities and location of the Building and the Project.

41.2.                     The Option is not assignable separate and apart from this Lease.

41.3.                     The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the then-current Term. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

41.4.                     Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a)                                 During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in monetary or material non-monetary default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b)                                 At any time after any monetary or material non-monetary Default as described in Article 31 of the Lease (provided, however, that, for purposes of this Subsection 42.4(b), Landlord shall not be required to provide Tenant with further notice of such monetary or material non-monetary Default) and continuing until Tenant cures any such Default, if such monetary or material non-monetary Default is susceptible to being cured; or

(c)                                  In the event that Tenant has defaulted in the performance of its obligations under this Lease four (4) or more times and a service or late charge has become payable under Section 31.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

41.5.                     The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

41.6.                     All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease four (4) or more times and a service or late charge under Section 31.1 has become payable for any such default, whether or not Tenant has cured such defaults.

42.                               Right of First Refusal. During the eighteen (18) month period commencing on the Term Commencement Date, Tenant shall have a right of first refusal (“ROFR”) as to the suite across the hall from the Premises on the fourth (4th) floor of the Building, consisting of approximately eight thousand three hundred eighty-six (8,386) square feet of space, as shown on Exhibit H attached hereto (“ROFR Premises”); provided, however, that in no event shall Landlord be required to lease the ROFR Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms and as such if the Notice of Offer contains a term for the ROFR space that extends past the Term Expiration Date then in order to lease the ROFR upon the terms in the Notice of Offer Tenant shall be required to extend the Term with respect to the Premises. In the event Landlord intends to lease the ROFR Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), specifying the terms and conditions of a proposed lease to Tenant of the ROFR Premises.

42.1.                     Within five (5) business days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the ROFR Premises on the terms and conditions set forth in the Notice of Offer. If Tenant fails to notify Landlord of Tenant’s election within said five (5) business day period, then Tenant shall be deemed to have elected not to lease the ROFR Premises.

42.2.                     If Tenant timely notifies Landlord that Tenant elects to lease the ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

42.3.                     If Tenant notifies Landlord that Tenant elects not to lease the ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the five (5) business day period described above, then Landlord shall have the right to consummate the lease of the ROFR Premises on the same terms as set forth in the Notice of Offer following Tenant’s election (or deemed election) not to lease the ROFR Premises. If after Tenant’s election (or deemed election) not to lease the ROFR Premises, the material economic terms change by more than ten percent (10%) from the initial terms in the Notice of Office, then the ROFR shall be fully reinstated, and Landlord shall not thereafter lease the ROFR Premises without first complying with the procedures set forth in this Article.

42.4.                     Notwithstanding anything in this Article to the contrary, Tenant shall not exercise the ROFR during such period of time that Tenant is in monetary or material non-monetary default under any provision of this Lease. Any attempted exercise of the ROFR during a period of time in which Tenant is so in monetary or material non-monetary default shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFR if Landlord has given Tenant four (4) or more notices of default under this Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR.

42.5.                     Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the ROFR, either separately without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion or in conjunction with an assignment or transfer of Tenant’s interest in the Lease, without Landlord’s prior written consent, which consent rights shall be as set forth in Article 29.

42.6.                     If Tenant exercises the ROFR, Landlord does not guarantee that the ROFR Premises will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the ROFR Premises or for any other reason beyond Landlord’s reasonable control.

42.7.                     Notwithstanding anything in this Lease to the contrary, the ROFR shall expire on the date that is eighteen (18) months following the Term Commencement Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

INTREXON CORPORATION,
a Virginia corporation

By:	/s/ Donald P. Lehr
Name:	Donald P. Lehr
Title:	Chief Legal Officer

EXHIBIT A

PREMISES

[See attached]

A-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 1st day of August, 2011, by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”), and INTREXON CORPORATION, a Virginia corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of August 1, 2011 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 201 Industrial Road, San Carlos, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

1.1.                            Authorized Representatives.

(a)                                 Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Andrew Richard as the person authorized to initial plans, drawings and approvals pursuant to this Work Letter and (b) John Bonanno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)                                 Tenant designates Steve Karp (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.                            Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant which shall incorporate input and suggestions from Landlord (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements and so that it accommodates all reasonable requests by Landlord which are made in order to coordinate the timing of construction of the Tenant Improvements with the needs of other tenants of the Building and/or Project. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval of the timing of all aspects of construction that will impact other tenants of the Building and/or Project, which approval shall not be unreasonably withheld, conditioned or delayed. Such portions of the Schedule shall be approved or disapproved by Landlord within seven (7) business days after delivery to Landlord. Landlord’s failure to respond within such seven (7) business day period shall be deemed approval by

Landlord. If Landlord disapproves certain portions of the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and major subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant from the pool of contractors set forth on the pre-approved list of design and construction professionals (“Pre-Approved List”) attached as Schedule 1 to this Work Letter. Landlord shall be permitted to observe the bidding process and shall be permitted to provide input to Tenant which Tenant agrees to take into consideration in its selection of design, engineering and construction professionals. If Tenant desires to utilize an architect, engineer, consultant, designer, general contractor or major subcontractor that is not included on the Pre-Approved List, Tenant shall obtain Landlord approval (which approval Landlord shall not unreasonably withhold, condition or delay) prior to engaging such design professional, consultant or contractor. Other than as set forth in the Pre-Approved List, Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Subject to the Landlord approval rights set forth above, Tenant shall have the right to use non-union labor to perform the Tenant Improvements; provided however, that Landlord shall not be responsible for any labor disharmony or delays that results from the use of non-union labor. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts to Landlord at any time.

2.                                      Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractors, at Tenant’s sole and direct cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. As part of the Tenant Improvements, with Landlord’s approval, Tenant may locate a Generator (as defined in Section 16.2 of the Lease) at the Project or on the roof of the Building in a location to be agreed upon by Landlord and Tenant during the design of the Tenant Improvements. The cost of maintaining, repairing and replacing the Generator shall be Tenant’s sole responsibility. To the extent that the total projected cost of the Tenant Improvements (as reasonably projected by Tenant) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay such Excess TI Costs. Tenant shall pay all costs of the Tenant Improvements as such costs become due and Landlord (upon receipt of a Reimbursement Request (as defined in Section 6.3) and the accompanying materials required by Section 6.3) shall reimburse Tenant on a pari passu basis, in the proportion of the TI Allowance payable by Landlord to the total projected costs of the Tenant Improvements. If Tenant fails to pay, or is late in paying, any sum due under this Work Letter, then Landlord may, but shall not be obligated to, pay such sums and collect the same from Tenant and shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a good and workmanlike manner; and the Tenant Improvements shall be of Class A quality Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

2.1.                            Work Plans. Landlord has approved Tenant’s general space plan (“Space Plan”) for the Tenant Improvements, a copy of which is attached to this Work Letter as Schedule 2. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within seven (7) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such seven (7) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to any draft of the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed, and such approval of the revised Draft Schematic Plans responding to Landlord’s comments shall be deemed given unless Landlord reasonably objects within three (3) business days after receipt of such revised Draft Schematic Plans. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2.                            Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Landlord within seven (7) business days after delivery to Landlord. Landlord’s failure to respond within such seven (7) business day period shall be deemed approval by Landlord. If the Construction Plans are reasonably disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. If subsequent versions of such Construction Plans are submitted in response to Landlord comments, Landlord shall be deemed to approve the same unless Landlord reasonably objects within three (3) business days after receipt thereof. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. Notwithstanding the prior sentence, if Landlord has approved drafts or iterations of the Construction Plans prior to the finalization of such plans, Landlord’s pending approval of the finalized Construction Plans shall not prohibit Tenant from submitting such Construction Plans to appropriate Governmental Authorities for approval prior to receipt of Landlord’s approval. Following Landlord’s approval of drafts or iterations of the Construction Plans prior to finalization of such plans, Landlord shall only have the ability to object to previously approved components or details included in subsequent versions of the Construction Plans submitted for its review and approval if Tenant makes modifications which constitute a material departure from the previously approved components or details included in the prior drafts or iterations of the Construction Plans. Landlord shall continue to have reasonable approval rights in its review of new components or details added in to subsequent versions of the Construction Plans. The final drafts of such Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.” Subject to the limitations set forth in Section 1.3, Tenant shall have the right and responsibility to coordinate the processes of bidding and selection of contractors and consultants, which process, may commence in phases prior to submission and approval of the final draft of the Construction Plans.

2.3.                            Changes to the Tenant Improvements. Any changes to the Approved Plans (except for de minimis modifications due to field conditions and other immaterial changes that have only a nominal affect upon the cost of construction) (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)                                 Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. If the nature of a Change requested by Landlord results in any actual delay in the date of Substantial Completion of the Tenant Improvements set forth in the Schedule, the number of days of such delay shall constitute a “Landlord Delay” and the Term Commencement Date shall be postponed by such number of days of Landlord Delay. Change Requests shall be signed by the requesting party’s Authorized Representative. Notwithstanding the foregoing, Landlord may only request Changes in order to address design and/or construction conflicts arising with other tenants of the Building and/or Project.

(b)                                 Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4.                            Preparation of Estimates. Tenant shall, before proceeding with any Change, using commercially reasonable efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reasonably reject such Change Request in writing (and if Landlord shall fail to so notify Tenant, Landlord shall be deemed to have approved such Change Request), or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or rescind the Landlord-initiated Change Request (and if Landlord shall fail to so notify Tenant, Landlord shall be deemed to have rescinded such Change Request).

2.5.                            Review Standards. Landlord shall provide Tenant with one set of consolidated comments in response to each Tenant submission of plans or change requests, accompanied by marked plans and drawings showing its objections. Landlord shall not be permitted submit comments addressing aspects of the design and construction of the Tenant Improvements that are solely stylistic in nature.

3.                                      Completion of Tenant Improvements. Tenant, at its sole and direct cost and expense (except for the TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (w) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (x) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (y) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (z) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements. If Tenant fails to pay, or is late in paying, any sum due under this Exhibit B, then Landlord may pay such sums and collect the same from Tenant and shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.

4.                                      Insurance.

4.1.                            Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Said property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2.                            Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5.                                      Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability to the extent caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.                                      TI Allowance.

6.1.                            Application of TI Allowance. Tenant shall pay all applicable contractors, subcontractors and material suppliers directly for the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease and Article 2 of this Work Letter. Landlord shall not charge Tenant for utilities, other than electricity, supplied to the Premises prior to the Term Commencement Date. Tenant shall use the Reimbursement Request process outlined in Section 6.3 to seek reimbursement from the TI

Allowance for such costs and expenses incurred in connection with the performance of the Tenant Improvements. If, prior to the date that is eighteen (18) months following the Term Commencement Date, the entire TI Allowance is not applied toward (a) the costs of the Tenant Improvements, (b) the correction of any defect in the construction of such Tenant Improvements or (c) Changes to the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease and this Work Letter.

6.2.                            Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend more than thirty-three percent (33%) of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). The Approved Budget shall identify the Excess TI Costs which shall be paid by Tenant and shall establish a pari passu reimbursement ratio for the amount reimbursed by Landlord (as may be adjusted on account of any Changes) in the proportion of the TI Allowance to the total cost of the Tenant Improvements set forth in the Approved Budget (the “Reimbursement Ratio”). Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs nor expenses relating to the Tenant Improvements that exceed thirty-three percent (33%) of the TI Allowance prior to Landlord’s approval of the Approved Budget or that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.

6.3.                            Reimbursement Requests. Upon submission by Tenant to Landlord of (a) a statement (a “Reimbursement Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Reimbursement Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Reimbursement Request and the accompanying materials required by this Section, pay to Tenant the amount of Tenant Improvement costs set forth in such Reimbursement Request; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 6.2 above, and any Reimbursement Request under this Section shall be subject to the payment limits set forth in Article 2 of this Work Letter, Section 6.2 above and Article 4 of the Lease; and provided further, that Tenant may only submit one Reimbursement Request once every thirty (30) days.

6.4.                            Landlord’s Failure to Fund TI Allowance. In the event Landlord fails to disburse any portion of the TI Allowance requested in accordance with Sections 6.2 and 6.3 above, that has not been reasonably contested in writing by Landlord, Tenant may cease construction of the Tenant Improvements until such payment is received, in which case the number of days of any actual delay in the date of Substantial Completion of the Tenant Improvements set forth in the Schedule caused by such delay in payment shall be a “Landlord Delay” for purposes of the Lease without the need for any notice to Landlord.

7.                                      Miscellaneous.

7.1.                            Number; Headings. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

7.2.                            Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

7.3.                            Time of Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is stated.

7.4.                            Covenant and Condition. Each provision of this Work Letter performable by Tenant or Landlord shall be deemed both a covenant and a condition.

7.5.                            Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

7.6.                            Invalidity. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

7.7.                            Interpretation. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

7.8.                            Successors. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.9.                            Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

7.10.                     Power and Authority. Tenant and Landlord guarantee, warrant and represent that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

7.11.                     Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

7.12.                     Amendments; Waiver. No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach by the other of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

7.13.                     Waiver of Jury Trial. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Work Letter or the Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,
a Delware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

INTREXON CORPORATION,
a Virginia corporation

By:	/s/ Donald P. Lehr
Name:	Donald P. Lehr
Title:	Chief Legal Officer

SCHEDULE 1 TO EXHIBIT B

LIST OF PRE-APPROVED DESIGN AND CONSTRUCTION PROFESSIONALS

General Contractors
XL
Dome
Novo
BNB
Hathaway
Whiting-Turner
Skyline Construction

Mechanical
ACCO
Therma
Southland
Western Allied
Paragon
CMI

Plumbing
ACCO
Southland
Therma
KDS Plumbing
Rountree Plumbing
Hellwig

Electrical
Cupertino
Rosendin
Decker
Red wood City
Sprig
Red Top

AFS
Superior
Fire Stop
BFP Fire
Allied Fire
Golden Bear

Data, A/V and Security
Persons reasonably selected by Tenant and approved by Landlord

B-1-1

SCHEDULE 2 TO EXHIBIT B

SPACE PLAN

[See attached]

B-2-1

EXHIBIT C

DECLARATION OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[  ], with reference to that certain Lease (the “Lease”) dated as of August 1, 2011, by and between INTREXON CORPORATION, a Virginia corporation (“Tenant”) and BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant and Landlord hereby confirm the following:

1.             The Term Commencement Date is [            ], 20[  ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [             ], 20[  ].

2.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [              ], 20[  ], with Base Rent payable in the amounts set forth in the Lease.

3.             The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgement of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

INTREXON CORPORATION,
a Virginia corporation

By:
Name:
Title:

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,
a Delaware limited liability company

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:                , 200

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $                 , expiring at    :00 p.m. on            or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                    are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                      on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the ‘‘Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond            (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                    (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT D

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                                     , the sum of                              United States Dollars ($                           ). Drawn under [Issuer] Letter of Credit No.                          dated                                   .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                               .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

D-1-1

ATTACHMENT 2 TO EXHIBIT D

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                        dated                                (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:                                   ]

D-2-1

EXHIBIT E

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Neither Tenant nor Tenant’s employees, agents, contractors or invitees shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2.             Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3.             If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens, hanging plants or similar objects at its sole cost and expense. Landlord acknowledges Tenant may need to tint certain large lab windows.

4.             No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5.             Except as permitted in the Lease, Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6.             Tenant shall not use any method of heating or air conditioning other than that present at the Project and serving the Premises as of the Execution Date.

7.             Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8.                                      Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by Tenant or its employees, agents, contractors and invitees.

9.                                      Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in receptacles or storage sheds designated by Landlord or approved outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices.

10.                               The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.                               Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.                               Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.                               Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15.                               Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16.                               Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17.                               Bicycles shall not be taken into the Building(s) except into areas designated by Landlord.

18.                               The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19.                               Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20.                               Smoking is prohibited at the Project.

21.                               The Project’s hours of operation are currently 24 hours a day, seven days a week.

22.                               Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23.                               Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, contractors and invitees.

EXHIBIT F

TENANT’S PERSONAL PROPERTY

EQUIPMENT DESCRIPTION	MANUFACTURER	MODEL	SERIAL NUMBER
Biosafety Hood	Forma Scientific	1202 A	1699-215
Fridge		61131
Fridge	Kenmore	253.60722	WA82900520
Chromatog. Cabinet Fridge	NorLake Sci.	NSCR522WWG/O	7010788
Freezer -80
Fridge	Sanyo	SR1280
Fridge/Freezer Unit	Biomedical Sci.	C21-5
GC/MS	Agilent	7000 Series Triple Quadrupole GC/MS
Preparative centrifuge	Beckman Coulter	Avanti-J-E
Preparative centrifuge	Beckman Coulter	Avanti-J-E
Autoclave	Hirayama	AT-HV-110	3050705353
Autoclave	Amerex Instrument	Hirayama
Autoclave	Amerex Instrument	Hirayama
Biosafety Hood	Forma Scientific	1202 A	16745-78
Floor-standing Autoclave	Tuttnauer	69 Laboratory
Fridge	Kenmore
Glassware Washer/Dryer	Lancer	1600 LXP
MilliQ Water Purification Unit	Millipore	Elix 10
RiOs Water system	Millipore	RiOs 100

Water Purification system	Sartorius	Arium 611VF	23001962
Chest freezer	Kenmore	253.913918
Freezer -20	Sub Zero
Freezer -80	Thermo	ULP2186-6-A41	N16T-246767-NT
Freezer -80	Thermo Scientific	Revco Elite Plus
Freezer -80	Thermo Scientific	Revco Elite Plus
Freezer -80	Thermo Scientific	Revco Elite Plus
Freezer -20	Kenmore	253.287228	WB82852197
Freezer -20	Kenmore	253.913918	S302021448
Freezer -20	Kenmore	WB74732280	253.270427
Freezer -20	Kenmore	WB82852192	253.287228
FREEZER, -80	Harris	ULT-FREEZER	913991
Fridge/ Freezer Unit	BioMedical Sci.	C21-5
Chromatog. Cabinet	Powers Scientific
7/14/20 Liter SIP fermentor	New Brunswick Scientific	BioFlo 415
Biosafety Hood	Forma Scientific	1202 A
FREEZER, -20	BioMedical Sci.		F21-20m
Fridge	Kenmore
Biosafety Hood	Forma Scientific	1202 A
Biosafety Hood	Nuaire	NU-425-460	8373507BX3
Cabinet / Biosafety	LabConco	Delta Series	70773691
Chromatog. Cabinet	Powers Scientific
Fridge	Kenmore
Fridge	Kenmore	WA73201003	253.60722

Fridge	Kenmore	WA82900570	WA82900570
Fridge	Powers Scientific
Fridge		61131
Fridge/ Freezer Unit	BioMedical Sci.	C21-5
Centrifuge (ultra)	Beckman Coulter	L8-80M	1144172
Cytopeia Influx Cell sorter (including Cytek auto sampler)	Cytopeia (BD)	Influx 1L	00-00068
Freezer -80
Fridge/Freezer Unit	Biomedical Sci.	C21-5
GC/MS	Agilent	7000 Series Triple Quadrupole GC/MS
Preparative centrifuge	Beckman Coulter	Avanti-J-E
Preparative centrifuge	Beckman Coulter	Avanti-J-E
Floor-standing Autoclave	Tuttnauer	69 Laboratory
Glassware Washer/Dryer	Lancer	1600 LXP
RiOs Water system	Millipore	RiOs 100
Freezer -80	Thermo Scientific	Revco Elite Plus
Freezer -80	Thermo Scientific	Revco Elite Plus
7/14/20 Liter SIP fermentor	New Brunswick Scientific	BioFlo 415
Chromatog. Cabinet	Powers Scientific

Note: Units without serial number or manufacturer are yet to be acquired.

EXHIBIT G-1

FORM OF TENANT ESTOPPEL CERTIFICATE

To:                             BMR-201 Industrial Road LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:                             The premises (the “Premises”) at 201 Industrial Road, San Carlos, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.                                      Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [            ], 20 [      ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [               ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [                  ], 20 [             ].

2.                                      Tenant took possession of the Premises, currently consisting of [              ] rentable square feet, on [             ], 20[      ], and commenced to pay rent on [                ], 20[      ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises [except as follows], and does not hold the Premises under an assignment or sublease[, except as follows: [                 ]].

3.                                      All base rent, rent escalations and additional rent under the Lease have been paid through [               ], 20[      ]. There is no prepaid rent[, except $[           ]][, and the amount of security deposit is $[             ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease [except as follows].

4.                                      Base rent is currently payable in the amount of $[             ] per month.

5.                                      Tenant is currently paying estimated payments of additional rent of $[            ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.                                      To Tenant’s knowledge, all work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [                ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid [except as follows:)                 ].

G-1-1

7.                                      To Tenant’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and to Tenant’s knowledge Tenant has no claims against the landlord or offsets or defenses against rent. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.                                      [Tenant has the following expansion rights or options for the Property: [                ].][OR][Tenant has no rights or options to purchase the Property.]

9.                                      The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

10.                               The contents of this Estoppel Certificate shall not amend the Lease, and shall not waive or limit any right Tenant may have to review or audit any additional rent paid or payable under the Lease.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [         ] day of [              ], 20[            ].

INTREXON CORPORATION,

a Virginia corporation

By:
Name:
Title:

G-1-2

EXHIBIT G-2

FORM OF LANDLORD ESTOPPEL CERTIFICATE

To:                             Intrexon Corporation

201 Industrial Road

San Carlos, California 94070

Attention:

Intrexon Corporation

863 Mitten Road, Suite C

Burlingame, California 94010

Attn: Grace Colon

Re:                             The premises (the “Premises”) at 201 Industrial Road, San Carlos, California (the “Property”)

The undersigned landlord (“Landlord”) hereby certifies to you as follows:

1.                                      Landlord is the landlord at the Property under a lease (the “Lease”) with Intrexon Corporation (“Tenant”) for the Premises dated as of [             ], 20[         ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [         ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [           ], 20[         ].

2.                                      Tenant took possession of the Premises, currently consisting of [                ] rentable square feet, on [            ], 20[      ], and commenced to pay rent on [            ], 20[       ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises [except as follows], and does not hold the Premises under an assignment or sublease[, except as follows: [                ]].

3.                                      All base rent, rent escalations and additional rent under the Lease have been paid through [               ], 20 [        ]. There is no prepaid rent[, except $[                   ]][, and the amount of security deposit is $[                ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease [except as follows].

4.                                      Base rent is currently payable in the amount of $[                 ] per month.

5.                                      Tenant is currently paying estimated payments of additional rent of $[                  ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.                                      To Landlord’s knowledge, all work to be performed for Tenant under the Lease has been performed as required under the Lease [, except [                  ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid [except as follows:)         ].

G-2-1

7.                                      To Landlord’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and to Landlord’s knowledge Landlord has no claims against Tenant for rent, and there are no disputes with Tenant. Landlord has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.                                      To Landlord’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Landlord in, on or around the Premises or the Project in violation of any environmental laws.

9.                                      The statements contained herein may be relied upon by [INSERT NAME OF ASSIGNEE], [TENANT], and any [other] mortgagee of the Property and their respective successors and assigns.

10.                               The contents of this Estoppel Certificate shall not amend the Lease.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [          ] day of [              ], 20[         ].

BMR-201 INDUSTRIAL ROAD LLC,

a Delaware limited liability company

By:
Name:
Title:

G-2-2

EXHIBIT H

ROFR PREMISES

[See attached]

H-1

EXHIBIT I

EXCLUSIONS FROM OPERATING EXPENSES

A.                                    leasing, sale or other brokerage commissions (whether employed in-house or not) or marketing, advertising or promotional expenses of any kind;

B.                                    the cost (including taxes) of performing work or furnishing utilities or services to or for any tenant or to any area of the building available for leasing by tenants, other than Tenant, at Landlord’s expense, to the extent that such work, utilities or service is in excess of any work or service provided to Tenant at Landlord’s expense;

C.                                    salaries, wages, bonuses, benefits and social security and payroll taxes and all other compensation and benefits of all office, management or administrative personnel, officers, executives and staff members of Landlord or Landlord’s agents, or of Landlord’s independent contractors, above the grade of on-site building manager or supervisor;

D.                                    any unfunded pension or other benefits for any personnel which shall have accrued prior to the Lease Commencement Date;

E.                                     any rent, additional rent, imposition or other charge under any lease or sublease to or assumed, directly or indirectly, by Landlord, as tenant under such lease or sublease or any Landlord Affiliate, as tenant under such lease or sublease;

F.                                      ground rent under any lease;

G.                                    any cost which would otherwise be an Operating Expense to the extent the same is reimbursed to or for the benefit of Landlord by proceeds of insurance (or would be reimbursable if Landlord maintained or caused to be maintained the insurance required by Article 23), condemnation award, refund, credit, warranty, service contract, or from any tenant (including Tenant) of the Building;

H.                                   any costs (including acquisition, leasing, use and insurance) relating to sculpture, paintings or other objects of art;

I.                                        accounting fees, other than those incurred directly in connection with the preparation of statements required pursuant to the provisions of this Lease and similar provisions of other leases of space in the Building;

J.                                        legal fees, costs or penalties arising from the Common Areas of the Project failure to comply with Applicable Laws unless such non-compliance is caused by Tenant, its agents, employees, contractors or invitees;

K.                                   legal fees incurred by Landlord in order to obtain a determination of coverage from Landlord’s insurers;

L.                                     costs and expenses (including court costs, attorneys’ fees and disbursements) related to or arising under or in connection with disputes with tenants, any lessor under a ground lease or any holder of a mortgage or deed of trust and any cost incurred in connection with leasing, mortgaging, financing, refinancing, sale, any ground lease or any payment or prepayment of debts;

M.                                 the cost of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any new or specialty service or facility, such as a concierge, a transportation or shuttle service, an observatory, a broadcasting facility or any luncheon, athletic or recreational club;

N.                                    costs incurred in connection with a sale, lease, transfer or any testamentary transfer or capital event involving all or any part of the Building or the Land or any interest therein or of any interest in Landlord or in any person comprising, directly or indirectly, Landlord or in any person having any control or equity interest, directly or indirectly, in Landlord;

O.                                    costs incurred to correct any misrepresentation by Landlord herein or related to or arising out of any indemnity obligation;

P.                                      any compensation paid to clerks, attendants or other persons in concessions operated for profit by Landlord or any of Landlord’s agents or any Landlord Affiliate;

Q.                                    costs which are attributable to the general overhead of Landlord or to the general management of the Building, for which Landlord receives a management fee, including without limitation, accounting and legal (except as otherwise included in Operating Expenses pursuant to Section 9.1(b)), secretarial, bookkeeping, office furniture and equipment, office rent, asset manager, audit, software, computer hardware, printer, and other such costs and expenses;

R.                                    the value or lost income to Landlord of any space in the Building which is utilized for the management of the Building;

S.                                      principal or interest on any debt;

T.                                     the cost of any services, alterations, additions, changes, decorations, repairs, replacements or other items which are made or incurred in order to prepare space for a tenant’s initial occupancy or lease renewal or extension;

U.                                    any amount paid to any Landlord Affiliate to the extent such amount is in excess of the amount which would be paid in the absence of such relationship;

V.                                    any cost or expense (including without limitation real estate taxes, elevators, labor, management fees, maintenance, costs for operation, repair, utilities, taxes, insurance, personnel and other expenses) incurred in connection with or allocable to the Building’s retail space;

W.                                 bad debt loss or reserve; costs and expenses incurred in connection with any transfer of an interest in the Landlord, Building or the Land;

X.                                    any reserve for repairs, maintenance, replacements or any other purpose.

Y.                                    any interest or penalties for late payments of Operating Expenses to the extent relating to a period in which Tenant was not in default of its obligations to pay Base Rent, Tenant’s Share of Operating Expenses or other payments under this Lease (and to the extent Tenant was in default of obligations, shall only include interest and penalties to the extent in excess of interest at the Default Rate and late fees actually paid to Landlord by Tenant)

EXHIBIT J

4th FLOOR COMMON ELECTRICAL ROOM

[See attached]

J-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into as of this 23rd day of September, 2011 (the “Amendment Execution Date”), by and between BMR-201 INDUSTRIAL ROAD LP, a Delaware limited partnership (“Landlord,” as successor-in-interest to BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Original Landlord”)), and INTREXON CORPORATION, a Virginia corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of August 5, 2011 (as the same may have been amended, supplemented or modified from time to time, the “Lease”) whereby Tenant leases certain premises, consisting of approximately eighteen thousand eight hundred fifty-three (18,853) square feet of space (the “Original Premises”) from Landlord on the fourth (4th) floor of the building located at 201 Industrial Road in San Carlos, California (the “Building”);

B.                                    WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant additional space on the fourth (4th) floor of the Building, consisting of approximately eight thousand three hundred eighty-six (8,386) rentable square feet, as shown on Schedule 1 attached hereto (the “Additional Premises”); and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions. For purposes of this First Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.                                      Lease of Additional Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises for use by Tenant in accordance with the Permitted Use and in accordance with the terms and conditions of the Lease. From and after the Additional Premises Term Commencement Date (as defined below), the “Premises,” as defined in the Lease, shall (a) mean the Original Premises plus the Additional Premises and (b) contain approximately twenty-seven thousand two hundred thirty-nine (27,239) rentable square feet and (c) be as set forth on Exhibit A attached hereto which shall be substituted for the original Exhibit A of the Lease.

3.                                      Additional Premises Term. The Term with respect to the Additional Premises shall commence on the October 1, 2011 (“Additional Premises Term Commencement Date”), and expire on the Term Expiration Date (as defined in the Lease). The period from the Additional Premises Term Commencement Date to the Term Expiration Date shall be referred to herein as the

BMR form dated 3/16/11

“Additional Premises Term,” which may be extended pursuant to Article 41 of the Lease or earlier terminated in accordance with the Lease.

4.                                      Pro Rata Share. From and after the Additional Premises Term Commencement Date, the chart in Section 2.2 of the Lease is hereby deleted in its entirety and replaced with the following chart:

Means the Following (As of the Additional
Definition or Provision	Premises Term Commencement Date)
Approximate Rentable Area of Original Premises	18,853 square feet
Approximate Rentable Area of Additional Premises	8,386 square feet
Approximate Rentable Ares of the Premises	27,239 square feet
Approximate Rentable Area of Project	176,956 square feet
Tenant’s Pro Rata Share of Project with respect to the Original Premises only	10.65%
Tenant’s Pro Rata Share of Project with respect to the Additional Premises only	4.74%
Tenant’s Pro Rata Share of the Project with respect to the Premises (Original Premises and Additional Premises)	15.39%

5.                                      Base Rent. Section 2.3 of the Lease is hereby deleted in its entirety and replaced with the following:

“2.3 Monthly installments of Base Rent for the Original Premises (“Original Premises Base Rent”) for the period from the Term Commencement Date through the thirty-sixth (36th) month of the Term shall be as set forth in the chart below. Original Premises Base Rent for the thirty-seventh (37th) month of the Term through the Term Expiration Date shall increase as set forth in Article 8 of this Lease.

	Square Feet of	Base Rent per Square	Monthly Base
Months	Rentable Area	Foot of Rentable Area	Rent
1 — 6	10,000	$2.20 monthly	$22,000.00
7 — 12	18,853	$2.20 monthly	$41,476.60

2

13 — 24	18,853	$2.40 monthly	$45,247.20
25 — 36	18,853	$2.60 monthly	$49,017.80

Monthly installments of Base Rent for the Additional Premises (“Additional Premises Base Rent”) for the period from the Additional Premises Term Commencement Date through the twelfth (12th) month of the Additional Premises Term shall be as set forth in the chart below. Additional Premises Base Rent for the thirteenth (13th) month of the Additional Premises Term through the Term Expiration Date shall increase as set forth in Article 8 of this Lease.

		Base Rent per
	Square Feet of	Square Foot of	Monthly
Dates	Rentable Area	Rentable Area	Base Rent
October 1, 2011 — January 31, 2012	8,386	$0.00 monthly	$0.00
February 1, 2012 — September 30, 2012	8,386	$1.25 monthly	$10,482.50

From and after the Additional Premises Term Commencement Date, “Base Rent” as defined in the Lease shall mean Original Premises Base Rent together with Additional Premises Base Rent.”

6.                                      Rent Adjustments. Section 8 of the Lease is hereby deleted in its entirety and replaced with the following:

“8.        Rent Adjustments.

(a)                                 Commencing on the third (3rd) annual anniversary of the Term Commencement Date (i.e. the thirty-seventh (37th) month of the Term), Original Premises Base Rent shall be subject to an annual upward adjustment of three and one-half percent (3.5%) of the then-current Original Premises Base Rent. The first such adjustment shall become effective on the third (3rd) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

(b)                                 Commencing on the first (1st) annual anniversary of the Additional Premises Term Commencement Date, Additional Premises Base Rent shall be subject to an annual upward adjustment of three percent (3.0%)

3

of the then-current Additional Premises Base Rent. The first such adjustment shall become effective on the first (1st) annual anniversary of the Additional Premises Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.”

7.                                      Additional Rent. In addition to Additional Premises Base Rent, from and after the Additional Premises Term Commencement Date, Tenant shall pay to Landlord as Additional Rent with respect to the Additional Premises (a) Tenant’s Share of Operating Expenses as provided in Article 9 of the Lease with respect to the Additional Premises, (b) the Property Management Fee with respect to the Additional Premises and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of the Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of the Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

8.                                      Additional Security Deposit. Within five (5) business days after the Amendment Execution Date, Tenant shall deliver to Landlord Ten Thousand Four Hundred Eighty-Two and 50/100 Dollars ($10,482.50) (the “Additional Security Deposit”), which shall become part of the Security Deposit. The Additional Security Deposit shall be (a) in the form of cash or (b) satisfy the requirements for L/C Security and be from an issuer reasonably acceptable to Landlord.

9.                                      Additional Premises Tenant Improvements. As of the Amendment Execution Date, Landlord shall make available to Tenant an additional tenant improvement allowance of Forty-One Thousand Nine Hundred Thirty and 00/100 Dollars ($41,930.00) (based upon Five and 00/100 Dollars ($5.00) per square foot of the Rentable Area of Additional Premises) (the “Additional TI Allowance”). The Additional TI Allowance may be used by Tenant to finance appropriate improvements to the Additional Premises or the Original Premises (“Additional Tenant Improvements”) consistent with the Permitted Use and subject to Landlord’s reasonable prior written approval. Tenant shall be responsible for performing and completing the Additional Tenant Improvements in accordance with the applicable terms of the Lease and the Work Letter with respect to the Tenant Improvements for the Original Premises, and Tenant shall pay Landlord a construction management fee of one and 75/100 percent (1.75%) of the cost of the Additional Tenant Improvements for Landlord’s oversight role related to the Additional Tenant Improvements. Landlord shall disburse the Additional TI Allowance in accordance with the applicable terms of the Lease and the Work Letter. Tenant shall have until the TI Deadline (as defined in the Lease) to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

10.                               Furniture, Fixtures and Equipment. Landlord shall deliver the Additional Premises to Tenant on the Additional Premises Term Commencement Date with the furniture, fixtures and equipment listed on Exhibit B attached hereto (the “FF&E Property”). The FF&E Property was abandoned by the prior tenant of the space and shall become the property of Tenant upon the Amendment Effective Date. Tenant accepts the FF&E Property in its condition “as is” and with all faults as of the date hereof, and Landlord hereby disclaims any warranties related to the FF&E

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Property, including, without limitation, warranties of merchantability and fitness for a particular purpose. Landlord shall have no obligation to repair or maintain the FF&E Property. Upon the expiration or earlier termination of the Lease, Tenant shall have the option of removing the FF&E Property or surrendering the Premises with the FF&E Property in place. Should Tenant opt to surrender the Premises with the FF&E in place, Tenant shall not be required to repair or replace the FF&E Property so as to surrender it in the condition it is in on the Amendment Effective Date.

11.                               Option to Extend Term. The first paragraph of Article 41 of the Lease is deleted in its entirety and replaced with the following:

“Tenant shall have the option (“Option”) to extend the Term by thirty-six (36) months as to either (a) the entire Premises or (b) the Original Premises (as defined in the First Amendment) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:”

Additionally the reference to “Premises” in Section 41.1 of the Lease is deleted and replaced with the words “Premises or Original Premises.”

12.                               Condition of Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Additional Premises Commencement Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises for Tenant’s occupancy or to pay for any improvements to the Additional Premises, except as may be expressly provided in Sections 9 and 10 of this Amendment.

13.                               Termination Option and Payment. The Termination Option set forth in Section 3.1 of the Lease expressly applies to the Original Premises and Additional Premises. Accordingly, the termination payment set forth in Section 3.2 of the Lease shall be increased by an amount equal to Thirty-Four Thousand Six Hundred Eighty-One and 84/100 Dollars ($34,681.84), for a total termination payment of Three Hundred Thirty-Nine Thousand Five Hundred Thirty-Two and 75/100 Dollars ($339,532.75).

14.                               Termination of Right of First Refusal. Article 42 of the Lease is hereby deleted in its entirety and is of no further force or effect.

15.                               Broker. Tenant and Landlord each represent and warrant to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this First Amendment, other than Jones Lang LaSalle (“Broker”), and agrees to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by Tenant or Landlord, respectively or claiming to have been employed or engaged by Tenant or Landlord, respectively. Broker is entitled to a leasing commission in connection with the making of this First Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

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16.                               No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

17.                               Effect of Amendment. Except as modified by this First Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this First Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this First Amendment.

18.                               Miscellaneous. This First Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this First Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

19.                               Counterparts. This First Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LP,

a Delaware limited partnership

By:	/s/ Kevin M.Simonsen
Name:	Kevin M.Simonsen
Title:	VP,Real Estate Counsel

TENANT:

INTREXON CORPORATION,

a Virginia corporation

By:	/s/ Grace E. Colόn
Name:	Grace E. Colόn
Title:	President, Industrial Products Division & SVP

SCHEDULE 1

ADDITIONAL PREMISES

See attached.

S-1

= Premises

DGA planning | architecture | interiors

BMR - 201 Industrial Road LLC

Partial 4th Floor T.I.
201 Industrial Road,
San Carlos

project

keyplan

stamp

no description date

scale: 1/16" = 1'-0"

project no.: 10002

Overall Fourth Floor Plan

sheet name

A2.0

sheet no

EXHIBIT A

PREMISES

See attached.

A-1

A
B
C
D
E
F
G
H
J
K
1
2
3
4
4.5
5
5.5
6
7
8
9
9.5
10
10.5
11
12
13
14

= Entire Premises

DGA planning | architecture | interiors

BMR - 201 Industrial Road LLC

Partial 4th Floor T.I.
201 Industrial Road,
San Carlos

project

keyplan

stamp

no description date

project no. 10002

Overall Fourth Floor Plan

sheet name

A2.0

sheet no

EXHIBIT B

FF&E LIST

•                  Eighteen (18) furnished cubicles (chair, desk, file cabinets)

•                  Sixteen (16) furnished private offices (chair, desk, file cabinets)

•                  Conference room table and projector

•                  One (1) refrigerator

•                  Sixty-seven (67) portable file cabinets (including file cabinets from private offices and cubicles)

B-1

EXHIBIT B

OUTLINE OF SUBLEASED PREMISES

SUITE 420 & SUITE 450

EXHIBIT C

SUITE 420 LIST OF FURNITURE

1 conference table with 12 chairs

1 projector in conference room

14 private offices with desks and overhead storage

2 private offices with partial desks and overhead storage

18 cubicles with desks and overhead storage

2 cubicles with no furnishings

34 task or side chairs

76 files (most are mobile pedestal files)

2 round tables

4 freestanding bookshelves

4 stools

1 refrigerator

1 Spacesaver filing system

EXHIBIT D

SUITE 450 LIST OF FURNITURE

[To be delivered by Sublandlord]